UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Union Bankshares, Inc.
(Name of Registrant as Specified in Its Charter)

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Union Bankshares, Inc.

20 Lower Main Street
PO Box 667
Morrisville, VT 05661
(802) 888-6600

April 2, 2024

Dear Shareholder,

The 132nd annual meeting of Union Bankshares, Inc. (the “Company”, "we", or "our") will be held in person on Wednesday, May 15th at 3:00 p.m local time at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, Vermont. You are cordially invited to attend. Enclosed are a notice of annual meeting, a proxy statement and a proxy card for voting your shares.

As part of our overall commitment to environmental responsibility, we have again elected to provide proxy materials to our shareholders primarily through the internet this year. We continue to seek opportunities to reduce waste and our impact on the environment whenever possible. The electronic delivery of our proxy materials provides a more efficient, cost effective, and environmentally friendly way of delivering materials to our shareholders.

This year, in addition to voting on the election of directors and ratification of the selection of our external auditors, shareholders will be asked to vote on the Company's 2024 Equity Incentive Plan, to replace our 2014 Equity Incentive Plan, which expires in May.

Our proxy materials and Annual Report on Form 10-K are posted on www.ublocal.com and on a special internet website, as indicated in the Important Notice of Internet Availability section of the attached Notice of Annual Meeting.

If your shares are held through a broker, please note that your broker will not have the authority to vote your shares on the election of directors or on the proposal to approve the Company's 2024 Equity Incentive Plan without your specific instructions. Therefore, it is especially important that you submit your voting instructions to your broker promptly so your vote can be counted.

You may vote by phone or via the internet. Alternatively, you may request to receive a paper copy of the proxy materials and return the proxy card by mail. For further details, refer to the proxy card or the Information About the Meeting section of the Proxy Statement.

We hope you will join us immediately following the meeting for an informal gathering of shareholders, directors, and bank officers at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, Vermont.

Sincerely,

Neil J. Van Dyke	David S. Silverman
Chairman	President & Chief Executive Officer

Union Bankshares, Inc.

NOTICE OF
2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 15, 2024

To the Shareholders of Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held in person at 3:00 p.m., local time,, on Wednesday, May 15, 2024, at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, Vermont for the following purposes:

1.To fix the number of directors at nine for the ensuing year and to elect nine directors (or such lesser number as circumstances may warrant), to serve a one year term or until their successors are elected and qualified;
2.Approve the Union Bankshares, Inc. 2024 Equity Incentive Plan;
3.To ratify the appointment of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2024; and
4.To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 22, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

This notice of meeting and proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 are available on the internet in a downloadable, printable and searchable format and may be accessed at http://www.materials.proxyvote.com/905400.

By Order of the Board of Directors,

Timothy W. Sargent
Secretary

Morrisville, Vermont
April 2, 2024

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES PROMPTLY FOLLOWING THE INSTRUCTIONS ON THE PROXY TO VOTE BY TELEPHONE (TOLL FREE IN THE U.S.) OR THE INTERNET, OR BY MAIL, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING. SHOULD YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY BALLOT DURING THE MEETING IF YOU SO DESIRE.

PROXY STATEMENT - TABLE OF CONTENTS

UNION BANKSHARES, INC.
20 Lower Main Street
Morrisville, VT 05661
(802) 888-6600

PROXY STATEMENT

Annual Meeting of Shareholders
May 15, 2024

INFORMATION ABOUT THE MEETING

Why did I receive a Notice Regarding the Internet Availability of the Proxy Materials instead of a paper copy of the proxy materials?
We have mailed a notice of availability of the proxy materials on the internet (which also constitutes a notice of meeting), rather than a full paper set of the proxy materials, to our shareholders. The notice of availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or an electronic copy by email. This distribution process reduces our costs to print and distribute the proxy materials and reduces paper waste.

How can I request a paper copy of the proxy materials?
Upon request, we will without charge mail a paper copy of the proxy materials and the 20223 Annual Report on Form 10-K, or if you prefer, we will email you a copy. If you would like to request a copy of the materials for this meeting, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 (toll free) or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number located on the Important Notice Regarding Internet Availability of Proxy Materials mailed to you previously. Unless requested, you will not otherwise receive a paper or email copy.

Who is entitled to vote at the annual meeting?
Only holders of record of the Company's $2.00 par value common stock as of the close of business on March 22, 2024 (the record date for the meeting) will be entitled to vote at the annual meeting. On that date there were 4,519,388 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting.

How do I vote my shares by proxy at the annual meeting?
If you are a shareholder of record of the Company's common stock, you may vote your shares by proxy via telephone (toll free in the United States) at 1-800-690-6903 or over the internet at http://www.proxyvote.com. Alternatively, you may request a paper copy of the proxy materials and mail your completed proxy in the envelope that will be provided. If you vote by telephone or the internet you will need the control number that appears on the Important Notice Regarding Internet Availability of Proxy Materials that was previously mailed to you. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent, Broadridge Corporate Issuer Solutions, Inc., of Brentwood, New York.
“Street name” shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I vote during the meeting instead of voting by proxy?
Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to vote your shares by proxy via telephone or the internet, or by requesting a paper copy of the proxy materials and returning your proxy by mail, to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote in person by ballot instead.

Can I change my vote after I submit my proxy?
Yes, after you have submitted your proxy by telephone or the internet, or you have mailed your proxy card, you may change your vote at any time before the proxy is exercised at the annual meeting. A timely-submitted later dated proxy supersedes all earlier proxies. Shareholders of record may change their vote by:
•submitting a later dated proxy by telephone or the internet; or
•mailing a proxy card bearing a later date. You may request a new proxy by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at the following address or toll free telephone number: write to Broadridge Corporate Issuer Solutions, Inc., Attn: Investor Relations Dept., P. O. Box 1342, Brentwood, NY 11717, or call 1-866-321-8022. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the Company's address and telephone number shown on page one of this proxy statement; or
•withdrawing your previously given proxy in person at the annual meeting and voting your shares by ballot.
“Street name” shareholders of our common stock who wish to vote their shares will need to contact their nominee holder to obtain appropriate instructions in order to allow our transfer agent to validate their authority to vote their shares directly at the meeting.   Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

What does it mean if I receive more than one mailed Notice Regarding Internet Availability of Proxy Materials?
If you receive more than one mailed Notice Regarding Internet Availability of Proxy Materials, your shares are registered differently in more than one account (for example, “John Doe” and “J. Doe”). To ensure that all your shares are voted, you should vote the shares represented by each Notice of Internet Availability of Proxy Materials via the internet or by telephone. Alternatively, you can request a paper copy of the proxy materials and a proxy card for each shareholder account registration and return all of the completed proxy cards by mail. To facilitate voting at future meetings, we encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at the following address or toll free telephone number: Broadridge Corporate Issuer Solutions, Inc., Attn: Investor Relations Dept., P. O. Box 1342, Brentwood, NY 11717, 1-866-321-8022. You may also contact our Assistant Corporate Secretary, Kristy Adams Alfieri, for assistance at the Company's address and telephone number shown on page one of this proxy statement.

What is a broker nonvote?
Under stock exchange rules governing brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nonroutine matters. Whether a matter is considered routine or non-routine is determined under applicable stock exchange rules. A broker nonvote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nonroutine matters where customer instructions have not been received. The “missing” votes in such a case are broker nonvotes.
Please note that under applicable brokerage industry rules for broker voting of shares, all director elections, whether or not contested, are considered nonroutine. Therefore, a broker may not vote its customer's shares in the election of directors (Proposal 1) without specific instructions from the beneficial owner. In addition, your broker will not have the authority to vote your shares on Proposal 2 (approval of the 2024 Equity Incentive Plan) unless you provide voting instructions. If you hold your shares through a broker, please be sure to follow your broker's instructions on how to direct the voting of your shares at the annual meeting.

The ratification of the appointment of the Company's independent auditors is considered to be a routine matter for purposes of a broker's discretionary voting authority under current stock exchange rules. Therefore, a broker may vote uninstructed shares on Proposal 3 under its discretionary authority.

What constitutes a quorum for purposes of the annual meeting?
The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies voted at the meeting, including those marked as “WITHHOLD” on the election of directors (Proposal 1) or "ABSTAIN" on either of the other two proposals will be treated as present at the meeting for purposes of determining a quorum.
Broker nonvotes are counted for determining a quorum to convene the meeting and for voting on routine matters (such as ratification of the appointment of the independent auditors) since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be nonroutine (such as the election of directors or Proposal 2) broker nonvotes are not considered shares entitled to be voted by the broker, and therefore would not be counted for determining whether a quorum is present to vote on such matters.

What vote is required to approve matters at the annual meeting?
The election of directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to WITHHOLD authority from voting on any nominee will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.
Approval of the 2024 Equity Incentive Plan (Proposal 2) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 2.
Ratification of the appointment of the Company's independent auditors (Proposal 3) will require that more votes be cast FOR the proposal than AGAINST. Therefore, abstentions will not affect the outcome of the vote on Proposal 3.
If any other matter should be presented at the meeting, approval of such matter would generally require that more votes be cast in favor than opposed; abstentions and broker nonvotes would not affect the outcome.
Management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors and ratification of the appointment of the independent auditors.

Do broker nonvotes affect the outcome of the shareholder votes on Proposals 1, 2 or 3?
Because the election of directors (Proposal 1) is not the subject of an election contest and is by plurality vote, broker nonvotes at the annual meeting will not affect the outcome of the election of directors.
Broker nonvotes are not considered to be “votes cast” and therefore will not affect the outcome of the votes on the approval of the 2024 Equity Incentive Plan (Proposal 2), or of ratification of the appointment of independent auditors (Proposal 3).

How does the Board recommend that I vote my shares?
The Board of Directors recommends that you vote FOR Proposal 1 to set the number of directors for the ensuing year at nine and to elect each of the nine nominees listed in this proxy statement; FOR the approval of the 2024 Equity Incentive Plan (Proposal 2); and FOR ratification of the appointment of the independent accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2024 (Proposal 3).
If you request a paper copy of the proxy materials and return your proxy card by mail, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR each of the nominees for director,FOR Proposal 2, and FOR Proposal 3, and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?
Proxies are being solicited by internet posting of our proxy materials and by mail. Proxies may also be solicited by directors, officers or employees of the Company or our wholly-owned subsidiary, Union Bank (“Union” or the “Bank”), in person or by telephone, facsimile, or email. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?
The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

SHARE OWNERSHIP INFORMATION
Share Ownership of Management and Principal Holders
The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 22, 2024 by:
•each incumbent director of the Company;
•each executive officer named in the 2023 Summary Compensation Table included elsewhere in this proxy statement;
•all of the Company's directors and executive officers as a group; and
•each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

Shareholder or Group	Shares Beneficially Owned		Percent of Class
Directors, Nominees and Executive Officers
Joel S. Bourassa	899		*
Dawn D. Bugbee	3,990		*
Karyn J. Hale	4,655	(1)	*
Mary K. Parent	100
Nancy C. Putnam	3,256	(2)	*
Gregory D. Sargent	849	(3)	*
Timothy W. Sargent	2,661		*
David S. Silverman	28,870	(4)	*
Janet P. Spitler	289	(5)	*
Cornelius J. Van Dyke	3,546	(6)	*

All Directors, Nominees and Executive Officers as a Group
(10 in number)	49,115		1.09

5% or more Shareholders
Richard C. Sargent	460,840	(7)	10.20
Susan Hovey Mercia	388,976	(8)	8.61
Walter M. Sargent Revocable Trust	240,119	(9)	5.31
____________________
*    Denotes less than one percent (1%) of class.
(1)Ms. Hale has shared voting and investment power over all of the shares listed.
(2)Ms. Putnam has shared voting and investment power over all of the shares listed.
(3)Mr. Sargent has shared voting and investment power over all of the shares listed.
(4)Mr. Silverman has shared voting and investment power over all of the shares listed.
(5)All 289 shares are held in the Spitler Living Trust of which Ms. Spitler is grantor and trustee jointly with her husband.
(6)Includes 3,146 shares held in the Cornelius J. Van Dyke Revocable Trust of which Mr. Van Dyke is settlor and trustee and 400 shares held in the Carol Phillips Hillman Revocable Trust, of which Mr. Van Dyke's wife is settlor and trustee.
(7)Mr. Sargent has shared voting power over 460,840 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 240,119 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is one of three co-trustees.
(8)Ms. Mercia has shared voting and investment power over all 388,976 of the shares listed.
(9)All 240,119 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is one of three co-trustees of the Trust and of which he and members of his family are beneficiaries.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file electronically with the Securities and Exchange Commission (“SEC”) reports of their ownership and changes in ownership of the Company's equity securities. Based solely on its review of Section 16 reports filed electronically or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2023 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were timely complied with., except for the following: one late Form 5 report for Director Dawn Bugbee to report one open market purchase, one late Form 4 report for each the President and Chief Executive Officer David Silverman, and Vice President, Treasurer and Chief Financial Officer, Karyn Hale, and four late Form 4 reports for officers of Union Bank, each to report granting of equity awards under the Company's 2014 Equity Incentive Plan, as amended.

PROPOSAL 1: TO ELECT DIRECTORS
The Company's Amended and Restated Articles of Association and Bylaws provide for a Board of at least three directors, with the exact number to be fixed from time to time by the directors or shareholders. The Board of Directors currently consists of nine individuals and the Board has recommended that the number of directors be set at nine for the ensuing year and that all of the incumbent directors stand for re-election to a one year term. Accordingly, the shareholders are being asked to fix the number of directors for the ensuing year at nine, or such lesser number as circumstances require should any of the nominees be unable to serve, and to elect each of the nine nominees listed below to a one year term.

The table below contains certain biographical information about each of the nine incumbent directors standing for reelection to the Board. Additional biographical information for each of them is set forth following the table under the caption “Director Qualifications.”

Name and Age	Served as Director Since (1)	Principal Occupation for Past Five Years

Joel S. Bourassa, 66	2019	General Manager, Eagle Mountain House; 2022-present
Jackson, NH
Chief Operating Officer, Attitash Mountain Service Company; 2020-2022
North Conway, NH
General Manager, Attitash Mountain Village; 2019-2020
Bartlett, NH
Previously, Regional Director of Resorts, Vacation Resorts International
		Lincoln, NH

Dawn D. Bugbee, 67	2016	Retired Previously, Vice President and Chief Financial Officer, Green Mountain Power Corporation Colchester, VT

Mary K. Parent, 48	2023	Attorney at Law, Downs, Rachlin & Martin 2005 - present St. Johnsbury, VT

Nancy C. Putnam, 68	2018	Retired Previously, CPA, Marckres Norder & Company, Inc. (accounting firm) Morrisville, VT

Gregory D. Sargent, 64	2021	Principal and CPA, Kittell Branagan and Sargent (accounting firm) St. Albans, VT

Timothy W. Sargent, 48	2011	Attorney at Law, Sargent Law Office, PLLC Morrisville, VT

David S. Silverman, 63	2011	President and Chief Executive Officer Union Bankshares, Inc. and Union Bank Morrisville, VT

Janet P. Spitler, 64	2022	Chief Financial Officer, Evernorth, f//k/a Housing Vermont; 2015-present Burlington, VT

Cornelius J. Van Dyke, 70	2010	Retired Previously, Search and Rescue Coordinator, Vermont Department of Public Safety; 2013 - 2022 Previously, President and General Manager, Golden Eagle Resort Stowe, VT
____________________
(1)Each incumbent director is also a director of Union Bank; years of service do not include any prior years of service on the Board of Union Bank.

Director and Nominee Qualifications
Community banking is about being a good member of the communities we serve and providing quality customer service and products, while ensuring that the interests of our shareholders and employees are satisfied and our regulatory requirements are met. The Company's Board meets at least quarterly, and Union Bank's Board meets monthly, to strategize, guide and monitor the activities of the Bank to achieve these goals. We rely on our directors for their strategic vision, business acumen and knowledge of local markets and opportunities. All of our directors live or work in the communities we serve and bring a unique set of talents, perspectives and backgrounds to our Board. They have been active members in organizations of their choice and interest over their lifetimes, usually in a leadership position, which has added to their reputations as respected individuals. Our directors include long-standing members of the Board who have served through many economic cycles, technological advancements, regulatory changes and periods of Company growth.
The information below summarizes the specific experience, qualifications, attributes and skills that led our Board to conclude that the individual should serve on the Company's Board. We believe that in their professional and personal lives and through their Board service, each has demonstrated sound judgment, leadership capabilities, high ethical standards and a strong commitment for service to the Company.

Joel Bourassa joined the Company's Board in 2019 and has served on Union Bank's Board since June 2018. During 2022 Joel became the General Manager for Eagle Mountain House, a hotel located in Jackson, New Hampshire. Prior to this role, Joel served as the Chief Operating Officer for Attitash Mountain Service Company from 2020 through 2022 and was the General Manager at Attitash Mountain Village in Bartlett, New Hampshire. Joel was previously the Regional Director of Resorts for Vacation Resorts International, with responsibilities that included the management oversight of resort properties in Lake Placid, New York, Stowe, Vermont and two entities in Lincoln, New Hampshire. In 2023, Joel was elected to the Mount Washington Valley Chamber of Commerce and the Jackson Ski Touring Foundation. He also formerly served as the International Director for the Ski New Hampshire Association. He received his undergraduate degree in business administration/marketing from Southern New Hampshire and Plymouth State Universities. Joel previously served as Chair of both the Board of Selectman for the Town of Woodstock, New Hampshire and the Board of Trustees for Lincoln-Woodstock Ambulance Service. He also served as President of the Lincoln-Woodstock Rotary Club, was a founding member and Director of The Bridge Project, a community service organization in the Lincoln-Woodstock area, and is a past President of the Lincoln-Woodstock Chamber of Commerce. Joel previously served on Union's Northern New Hampshire Advisory Board and Union's Asset Management Group Committee. His years of experience in the tourism business in New Hampshire and years of community service in Lincoln and Woodstock, New Hampshire provide valuable knowledge and insight to the Board. Joel serves on the Compensation Committee.

Dawn Bugbee joined the Company's Board in 2016 and has served on Union Bank's Board since 2015. She retired in December 2019 as a Vice President and Chief Financial Officer for Green Mountain Power Corporation, which prior to its acquisition in 2007 by Gaz Metro, L. P. was a publicly-traded, SEC reporting company. Prior to March 2006 she was the Chief Financial officer at Northwestern Medical Center (NMC) in St. Albans, Vermont, and returned on an interim basis to serve as NMC's Chief Administrative Officer from March 2020 through December 2020. She is a certified public accountant (CPA) (inactive license) and holds a Bachelor of Science degree from Castleton University. She is an active member in the local community serving NMC's Board of Directors and as Chair of its finance committee. Dawn is a past Trustee of Champlain College in Burlington, a gubernatorial appointee to the Vermont Education and Health Building Financing Agency (VEHBFA), a member of the Boards of United Way of Chittenden County and Goodwill of Northern New England and is a Rotarian in the St. Albans and Colchester Rotary clubs. Dawn's years of experience as Chief Financial Officer and knowledge of SEC reporting requirements add valuable strength to the Board. Dawn previously served on the Company's Audit Committee and is currently the Chair of Compensation Committee.

Mary Parent joined the Company''s Board in 2023 has been a Union Bank director since her appointment to the Board in April 2022. Mary is currently serving as a Director and Chair of the Business Law Group for Downs Rachlin Martin PLLC in St. Johnsbury, Vermont. Mary holds a law degree from Boston College Law School (Boston, MA) and a Bachelor of Arts in biological sciences from Smith College (Northampton, MA). She is an active member in the local community. She serves as a Corporator of the Northeastern Vermont Regional Hospital (NVRH) and as a community volunteer on NVRH's Philanthropy Committee. She recently completed her terms as both a Trustee and Chair of the Board of Trustees of NVRH. She also serves as a Corporator of the St. Johnsbury Development Fund. She previously served as the President of the Board of Directors of the St. Johnsbury Chamber of Commerce and Vice-

Chair of the Fairbanks Museum Board of Trustees, as well as on several other non-profit boards. She is a member of both the Vermont and New Hampshire Bar Associations. Mary serves on Union Bank’s Wealth Management Group Committee and its Executive Loan Committee.

Nancy Putnam joined the Company's Board in 2018 and has served on Union Bank's board since 2017. Nancy retired from Marckres Norder and Company, an accounting firm in Morrisville, in 2017, where she practiced as a CPA for 21 years. Prior to this, Nancy was Vice President and Trust Officer for the former Franklin Lamoille Bank in Morrisville, Vermont. Nancy is active in the community, having served on the executive, compensation, and finance committees of the Board of Trustees of Copley Hospital, where she also served as Board chair for two years. Nancy is a past member of the finance committee for the Town of Cambridge and volunteered with the Smuggler's Notch Adaptive Ski Program and serves as Treasurer of both the Bryan Memorial Gallery and the Cambridge Food Shelf. Nancy's considerable experience as a CPA and previous community bank experience add valuable insight to our Board. Nancy currently serves as Chair of the Audit Committee and serves on Union's Wealth Management Committee. Nancy is the designated "audit committee financial expert" and as such is the Audit Committee representative on the Company's Disclosure Control Committee.

Gregory (Greg) Sargent joined the Company's Board in 2021 and has been a Union Bank director since May 2020. Greg is the former managing director of Kittell Branagan and Sargent, a public accounting and consulting firm in St. Albans, Vermont where he has practiced as a CPA since starting the firm in 1986. Before being appointed managing director, Greg was in charge of the firm’s quality control system. Greg currently serves as the treasurer for the Vermont Arts Council and has previously been a member of several nonprofit boards in northwestern Vermont, holding positions of treasurer and president. Greg is a graduate of Southern New Hampshire University and earned a Bachelor of Science degree in accounting. He is a member of the Vermont Society of CPAs and the American Institute of Public Accountants. Greg’s considerable experience as a CPA and knowledge of our important local markets adds valuable insight to the Board. Greg serves on the Company's Audit Committee and Union’s Wealth Management Committee.

Timothy Sargent joined the Company's Board in 2011 and has served as the Board's Vice Chairman since 2019. He has served on Union Bank's Board since 2010. Tim holds a law degree from Vermont Law School (South Royalton, Vermont) and a Bachelor of Science from Bates College (Lewiston, Maine). Tim is the principal attorney at Sargent Law Office, PLLC, located in Morrisville, VT and has been with the firm for twenty years . He is an active member in the local community and cares very deeply about the economic health and vitality of the region. Tim served more than eight years as Trustee on the Morrisville Water & Light Department, was a Rotarian for a number of years with the Morrisville Rotary Club (in which he was president) and on the Board of Directors for the "start-up" Morrisville Food Cooperative here in Morrisville, Vermont. Tim currently sits on the Ron Terrill Scholarship Fund, which awards annual college scholarships to local graduating high school students in the immediate region. The Company values Tim's legal insights, knowledge of local businesses and perspectives. Tim serves on the Company's Audit Committee and Executive Loan Committee.

David Silverman became President of the Company and the Bank on April 1, 2011 and CEO of both in May 2012. He was appointed to the Bank's Board of Directors in November 2010 and elected to the Company's Board at the 2011 annual meeting. David has been with the Bank for 37 years and before becoming President, served in many capacities, including as Vice President of the Company and Senior Vice President and Senior Loan Officer of the Bank. David has been active in the community having served on the Boards of the Stowe Area Association, Lamoille County Mental Health Services, the Morristown Development Review Board and the Lamoille Economic Development Corporation. He also served as Chair of the Board of Lamoille Health Partners f/k/a Community Health Services of the Lamoille Valley for eight years and on the Executive Committee of the Vermont Bankers Association. He recently concluded a ten year term on the Copley Hospital Board of Trustees where he previously served as Chair and continues to serve as Trustee of the Vermont State College system. David's many years of service to the Company in various positions, and his day to day leadership since becoming CEO in 2012 provide the Board with the benefit of his thorough knowledge of the Company's business operations, markets and strategic challenges and opportunities. David serves on the Bank's Wealth Management Committee, its Executive Loan Committee, the Company's Disclosure Control Committee, and all three of Union's local Advisory Boards.

Janet Spitler joined the Company's Board in 2022 and has been a Union Bank director since April 2021. Janet is currently the Chief Financial Officer for Evernorth, a nonprofit organization that develops and finances housing and other community investment projects for low and moderate income people across northern New England. Janet is also the President of the Board of the Vermont Community Loan Fund. Janet has 24 years of banking experience and was previously CFO and Executive Vice President for publicly traded Merchants Bancshares, Inc., and its subsidiary Bank, Merchants Bank, for 17 years. She has also served as past Board member and Board chair of Housing Vermont (a predecessor to Evernorth) and previously served on the boards of VSECU and the Humane Society of Chittenden County. Janet is also a past member of the United Way’s Women’s Council and the Vermont Tax Advisory Board. Janet is a graduate of William Smith College and Syracuse University. Janet’s considerable experience in banking and finance adds valuable insight to our Board. Janet serves on the Company's Audit and Compensation Committees.

Neil Van Dyke from Stowe, Vermont joined the Board in 2010 and was elected Chair of the Board in May 2019. He had previously served as Vice Chair since 2016 and has served on Union Bank's Board since 2009. Neil adds a unique perspective to the Company's complement of Board members as a previous long-time owner of a large resort property in Stowe. He joined the staff of the Golden Eagle Resort in 1979 and served as its President and was a co-owner until its sale in September of 2014. In 2022, Neil retired as the Search and Rescue Coordinator for the Vermont Department of Public Safety, a position he held since 2013. He holds a Bachelor of Arts degree from Dartmouth College and a Master of Science with a concentration in recreation management from SUNY College of Environmental Science and Forestry. Neil was actively involved on the board of the Stowe Area Association 1982 through 2014, and is the founder of Stowe Mountain Rescue, where he was a team leader from 1980 through 2020. He has also served as a member of the Stowe Select Board from 2010 to 2020. Neil served as a director of the Franklin Lamoille Bank and on the Vermont advisory board of Banknorth from 1998 until 2006. Neil's extensive education and experience in the travel and tourism business, which is an important business segment in our markets, as well as his prior bank board involvement, add further depth to our Board. In addition to serving as Board Chair, he also serves on the Company's Compensation Committee.

Board Diversity Matrix
The Company's Board of Directors views its diversity as an important strength and a driver of the Company's success. The following matrix illustrates the diversity of the Board as of the date of this proxy statement, based on the directors' self-identification under the categories prescribed in the NASDAQ rules for listed companies:

	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0
Did Not Disclose Demographic Background	0	0

Director’s Compensation
Directors’ fees, committee fees and advisory board member fees for service on the Boards of the Company and Union Bank are determined annually by the Company’s Board of Directors, upon recommendation of the Compensation Committee ("Committee"). The appropriateness of the fees paid and the fee structure are reviewed on a periodic basis by the Committee or the Company’s Board based on published surveys, consultant recommendations and available information on the director compensation practices of other financial institutions.
In setting director compensation, the Compensation Committee and Board are guided by the framework outlined in the Company’s Director and Advisory Board Compensation Policy (the “Director Compensation Policy”). As described below, for 2023 compensation for the nonemployee directors consisted of cash payments and an equity award. President and CEO David Silverman, who serves as a director of the Company and the Bank, does not receive compensation for such service, other than the annual cash retainer for Company Board service.
Director fees paid in cash for 2023 services consisted of retainers for Board and committee service. Directors also received a grant of RSUs with an approximate value of $10,000. The schedule of fees in effect during 2023 for our nonemployee directors was as follows:

2023 Company Director Fees			2023 Bank Director Fees
Annual Retainer	$12,500		Annual Retainer	$26,000
Board Chair Additional Retainer	5,700		Board Chair Additional Retainer	5,700
Vice Chair Additional Retainer	1,200		Vice Chair Additional Retainer	1,200
Audit Committee Annual Retainer	4,000		Loan Committee Annual Retainer	2,500
Audit Committee Chair Additional Retainer	4,000		Wealth Management Committee Annual Retainer	2,000
Disclosure Control Committee Annual Retainer	4,600		Wealth Management Committee Chair Additional Retainer	1,200
Compensation Committee Annual Retainer	4,000		401(k) Committee Meeting Annual Retainer	400
Compensation Committee Chair Additional Retainer	4,000		Special Meetings - All Day	900
Equity Compensation	10,000	(1)	Special Meetings - 1/2 Day	500
____________________
(1)Actual equity grant is based on grant date closing price of the Company's common stock, as reported on the NASDAQ Stock Market, rounded up to the next whole share.

In accordance with the Company’s Director Compensation Policy and as permitted under the terms of the 2014 Equity Incentive Plan, as amended and approved by the shareholders at the 2022 Annual Shareholder meeting (“Plan”), equity compensation was awarded to the Company’s nonemployee directors in 2023 in the form of Restricted Stock Units (RSUs). Each RSU awarded represents the right to receive one share of the Company’s common stock subject to continued Board service through the vesting period, which expires on May 14 2024. The number of RSU’s awarded was calculated using a dollar amount of $10,000, divided by the closing price of the Company stock on the May 17, 2023 grant date ($20.69 per share), rounded up to the next whole share. This resulted in an equity award of 484 RSUs to each nonemployee director of the Company. On the May 14, 2024 vesting date, the RSUs will be settled in Company common stock on a one to one basis. Unvested RSUs will be forfeited in the event the nonemployee director terminates service as a Company director prior to the vesting date, other than in the event of his or her disability or death, as provided under the terms of the award. No separate equity award was made for service on the Board of Union Bank.
Company and Union directors are eligible to participate in the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan, a nonqualified defined contribution plan which permits participants to elect to defer receipt of current cash compensation from the Company or Union in order to provide retirement or other benefits as selected in the individual adoption agreements. Additional information about the plan is contained elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Deferred Compensation Plans.” Fees deferred during 2023 are reflected as Fees Earned or Paid in Cash in the 2023 Director Compensation Table below.

The following table lists the annual compensation paid or awarded during 2023 to the Company’s incumbent nonemployee directors for service on the Boards of the Company and Union:
2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)(3)(4)	Total ($)

Joel. S. Bourassa	$45,342	$10,014	$—	$55,356
Dawn D. Bugbee	49,742	10,014	—	59,756
Mary K. Parent	38,550	10,014	—	48,564
Nancy C. Putnam	55,942	10,014	—	65,956
Gregory D. Sargent	48,958	10,014	—	58,972
Timothy W. Sargent	48,158	10,014	—	58,172
Janet P. Spitler	49,758	10,014	—	59,772
Cornelius Van Dyke	56,742	10,014	—	66,756
____________________
(1)Includes fees paid to the named individuals for service on the Boards of Directors and committees of both the Company and Union Bank throughout 2023, except for Ms. Parent, whose annual retainer for her service on the Company's Board was prorated from the time of her appointment on May 17, 2023. The annual cash retainer paid to President and CEO David Silverman during 2023 for service on the Company's Board is disclosed in the 2023 Summary Compensation Table. Mr. Silverman did not receive any committee fees or equity award for his service on the Company's Board, nor did he receive any fees for serving on the Board of Union Bank or its Committees, or Advisory Boards.
(2)For each of the named individuals, represents the number of RSUs granted (484) multiplied by the closing price of the Company’s common stock on the grant date (May 17, 2023), as reported on the NASDAQ Stock Market ($20.69). All of such RSUs will be settled in common stock upon expiration of the vesting period on May 14, 2024, subject to satisfaction of the service requirement. As of December 31, 2023 the RSU grants reflected in the table were the only outstanding equity grants held by the named individuals.
(3)Does not include earnings on deferred compensation under the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan, as such earnings were not paid or accrued at an above market or preferential rate.
(4)Represents Union Bank regional advisory board fees.

Attendance at Directors' Meetings
During 2023, the Company's Board of Directors held nine regular meetings and one special meeting. All incumbent directors attended 89% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, each of the Company's directors also serves on Union Bank's Board, which meets once per month.

Director Independence
The Board of Directors has determined that each of the incumbent directors is independent within the meaning of The NASDAQ Stock Market LLC ("NASDAQ") rules for listed companies, except President and CEO David Silverman due to his status as a current employee and executive officer of the Company. Under these rules, factors that cause a director to be considered not independent include the existence of a material relationship with the listed company that would interfere with the exercise of independent judgment, among other factors. An employment relationship with the Company or the Bank within the past three years is deemed to constitute such a material relationship.

Related Party Transactions
Certain of our directors and executive officers, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated, are, or during 2023 were, customers of Union Bank in the ordinary course of business. As permitted by applicable law, these persons may have had loans outstanding during 2023, and it is anticipated that these persons and their associates will continue to be customers of and indebted to Union Bank in the future. All of these loans were made in the ordinary course of business, and did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons and, where required by law, received prior approval by Union Bank’s Board of Directors. At December 31, 2023, these loans totaled approximately $265 thousand. None of these loans to directors, executive officers, or their associates are past due, in a nonperforming status, or have been restructured to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

Board Committees and Corporate Governance
As further described below, the Company's Board of Directors has three standing committees, the Audit Committee the Compensation Committee, and the Nominating and Corporate Governance Committee.
Audit Committee. The Audit Committee comprises Directors Nancy Putnam (Chair), Greg Sargent, Timothy Sargent and Janet Spitler. NASDAQ rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. NASDAQ rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as “financially sophisticated,” based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require listed companies to disclose whether at least one member of the company's audit committee qualifies as a “financial expert.” The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards, that each is able to read and understand fundamental financial statements and that Ms. Putnam, with her bank experience and public accounting experience, is “financially sophisticated” within the meaning of the NASDAQ rules and is an “audit committee financial expert” within the meaning of applicable SEC rules.
The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee's charter, as revised most recently in 2024, is posted on the Investor Relations page of the Company's website at www.ublocal.com.
During 2023, the Company's Audit Committee met seven times. A report of the Audit Committee on its 2023 activities is included elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”
Compensation Committee. The Compensation Committee comprises Directors Dawn Bugbee (Chair), Joel Bourassa, Janet Spitler, and Neil Van Dyke. The Board has determined that each of such directors is independent under applicable NASDAQ rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations to the Board of Directors on executive salary levels, bonuses, equity-based compensation, including stock option and restricted stock unit awards, and benefit plans. The Committee also annually reviews our director compensation program and makes recommendations to the Board regarding any changes. A copy of the Compensation Committee's charter, as approved most recently in 2024, is posted on the Investor Relations page of the Company's website at www.ublocal.com.

During 2023, the Compensation Committee met eight times. A report of the Compensation Committee on its 2023 activities is set forth elsewhere in this proxy statement under the caption “COMPENSATION COMMITTEE REPORT.”
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee comprises all of the Company's independent directors (all directors other than Mr. Silverman, who is not considered independent due to his current position as an executive officer of the Company and Union Bank). The independence of the Committee’s members is determined under applicable NASDAQ standards for listed companies. The purposes of the Committee are to identify and recommend individuals qualified to become members of the Boards of Directors of the Company and Union Bank and executive officers of the Company, to develop qualifications and criteria for the selection and evaluation of such individuals, and to perform such other duties pertaining to matters of corporate governance as the Board may delegate to it from time to time. A copy of the Nominating and Corporate Governance Committee’s charter, as approved most recently in 2022, is posted on the Investor Relations page of the Company’s website at www.ublocal.com.
Under these qualification standards directors and director candidates should possess the following attributes:
•Strong personal integrity;
•Previous leadership experience in business or administrative activities;
•Ability and willingness to contribute to Board activities, committees, and meetings;
•Willingness to apply sound and independent business judgment;
•Loyalty to the Company and concern for its success;
•Awareness of a director's role in the Company's corporate citizenship and image;
•Willingness to assume broad, fiduciary responsibility;
•Willingness to become familiar with the banking industry and regulations;
•Familiarity with the Company's service area; and
•Qualification as an independent director under applicable NASDAQ rules for listed companies.
Although the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board consists of members with diverse backgrounds and viewpoints, including diversity of skills and experience, with a focus on appropriate financial and other expertise relevant to the Company's business, its geographic location throughout our market area and community service. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment, personal integrity and commitment to the Company's success. For a discussion of the individual experience and qualifications of our directors please refer to the section above under caption “Director Qualifications.”
In reviewing the composition of the Board, the directors are also mindful of the requirement that at least a majority of the directors must be independent under NASDAQ criteria for listed companies, and of the requirement under SEC rules and NASDAQ listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an “audit committee financial expert.”
The process followed by the independent directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and, if warranted following preliminary evaluation, interviews of selected candidates.
All incumbent nominees for election at the annual meeting, were deemed by the independent directors to meet the criteria for Board membership. During 2023, the independent directors met one time to perform their nominating functions.

Board Leadership Structure and Role in Risk Oversight
The Company currently has a Chairman of the Board separate from the CEO. Our commitment to independent oversight is demonstrated by the fact that, except for President, CEO and Director David Silverman, all of our directors are considered independent. The Board believes that its structure, with a nonemployee Chairman providing leadership, helps to ensure that the Board discharges its independent oversight function by enabling nonemployee directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman presides at meetings of the Board, including executive sessions and also serves as a liaison between the Board and senior management. Separation of the positions of Chairman and CEO permits the CEO to better focus on his management responsibilities and on expanding and strengthening our franchise. While the CEO’s leadership role is respected as to the day-to-day management and operations of the Company and the Bank, the Chairman’s independence provides meaningful and appropriate oversight in fulfilling the fiduciary responsibilities of the Board and representing the interests of the Company’s stockholders.
Risk is inherent in every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, reputation risk and cyber risk. As a one-bank holding company much of our risk management process takes place at the Bank level, where all of the Company's incumbent directors also serve on the Bank's Board. Union Bank's enterprise-wide risk management processes are designed to bring to the Board's attention material risks and to facilitate the Board's understanding and evaluation of those risks, as well as its decision-making process in overseeing how management addresses them.
The Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies and procedures that address and mitigate the Company's most material risks. These include policies addressing credit and investment risk, interest rate risk, liquidity risk, risks relating to Bank Secrecy Act/Anti-Money Laundering compliance, and risks related to emergency situations. The Board also monitors, reviews and reacts to our risks through various reports presented by management, internal and external auditors and bank regulatory examiners.
In addition, Board committees, both at the Bank and Company Board level, provide risk oversight in discrete areas. In particular, at the holding company level the Audit Committee plays a central role in risk oversight of the Company's accounting, auditing and financial reporting practices and its system of internal controls. A description of the Audit Committee's 2023 activities is contained elsewhere in this proxy statement under the caption “AUDIT COMMITTEE REPORT.”

Codes of Ethics
The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. In addition, President and CEO David Silverman and Treasurer and CFO Karyn Hale are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. Copies of both Codes of Ethics are posted on the Investor Relations page of the Company's website at www.ublocal.com.

Insider Trading
The Company's Insider Trading policy sets forth general standards for the Company and its officers, directors, and certain employees with respect to engaging in transactions in the Company's securities. The policy applies to the directors and officers of the Company and Union as well as as certain employees who are likely to be in possession of material nonpublic information due to the nature of their work. Under policy guidelines, no director or executive officer or any of their immediate family members or controlled entities may purchase or sell, or offer to purchase or sell, any Company security while in possession of material nonpublic information about the Company.
To facilitate compliance and avoid inadvertent violations, the Company’s directors and officers are also strongly encouraged to inform the Compliance Officer in advance of any acquisition or disposition of Company stock, whether or not the insider believes that he or she may have material nonpublic information.

The Company’s directors and officers are prohibited from trading in the Company's securities during quarterly or other blackout periods, as defined below. Generally, the Company’s Chief Executive Officer or the Compliance officer will notify directors and senior officers by email prior to the beginning of a blackout period and at the end of such period. Directors and officers are generally permitted to trade in the Company's securities when no blackout period is in effect and they are not otherwise in possession of material nonpublic information.

Securities Hedging
The Company has not adopted any practices or policies prohibiting directors, officers or other employees or their designees from purchasing financial instruments, or otherwise engaging in transactions for the purpose of hedging or offsetting any decrease in the market value of the Company’s stock. However, the Company has adopted insider trading guidelines and has informed its directors and officers of certain stock trading prohibitions under applicable law, including the prohibition under section 16(c) of the Exchange Act against insiders engaging sales of common stock that they do not own (“short sales”) or if owned, failing to deliver the sold shares within 20 days or to deposit them in the mail within five days after the sale (“sales against the box”).

Shareholder Recommendations for Board Nominations
Shareholders of record wishing to recommend individuals to the Nominating and Corporate Governance Committee for consideration by the Committee as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders:
•the name, address and share ownership of the shareholder making the recommendation;
•the proposed nominee's name, address, age, biographical information and number of shares beneficially owned (if available);
•a description of the particular experience, attributes or skills that qualify the individual to serve as a director of the Company; and
•any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee.
The information should be delivered in person to the Assistant Corporate Secretary, Kristy Adams Alfieri, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Nominating and Corporate Governance Committee, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The Committee will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.
Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration by the Committee as a board nominee must make appropriate arrangements with such owner's nominee (record) holder to submit the recommendation through such nominee.
During the course of evaluating a potential nominee, the Committee may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as his or her understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless by the Committee he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

There is a separate process, under the Company's Bylaws, apart from recommendations to the Committee, for shareholders to present nominations for directors from the floor at the annual meeting. See "SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS - Bylaw Requirements for Shareholder Nominations and Other Proposals" on page 38.

Attendance at Annual Meeting of Shareholders
The Board of Directors has adopted a policy stating that incumbent directors are expected to attend the annual meeting of shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all nine of the incumbent directors attended the annual meeting.

Communicating with the Board
Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Vote Required to Approve Proposal 1
Election of directors is by a plurality of the votes cast.
Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at nine and in favor of each of the nine nominees listed above to serve a one year term expiring at the 2025 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than nine and for fewer than nine nominees, as the Board may deem advisable in its discretion.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of Union Bankshares, Inc. (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee is comprised of Ms. Nancy Putnam (Chair), Mr. Timothy Sargent, Mr. Gregory Sargent and Ms. Janet Spitler. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Ms. Nancy Putnam has the attributes of an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (SEC).

In 2023, the Audit Committee appointed Berry, Dunn, McNeil & Parker, LLC. (BerryDunn), an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ended December 31, 2023. The appointment was ratified by the Board and the shareholders.

The Audit Committee has reviewed and discussed, both with management and with BerryDunn, the Company's audited consolidated financial statements, as of and for the year ended December 31, 2023. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company's internal control over financial reporting, as of December 31, 2023. Management has the responsibility for the preparation of the Company’s consolidated financial statements and for assessing the effectiveness of internal controls over financial reporting; the independent registered public accounting firm has the responsibility for the audit of the consolidated financial statements and for expressing an opinion on whether such financial statements are in conformity with generally accepted accounting principles in the United States of America. The independent registered public accounting firm reports directly to the Audit Committee, which meets with the independent auditors on a regular basis, in separate executive sessions when appropriate. In 2023, the Audit Committee met seven times.

The Audit Committee has also discussed with the independent auditors the matters required to be communicated to the Audit Committee in accordance with generally accepted audit standards, including the auditors’ judgment regarding the quality, as well as the acceptability of the Company’s accounting principles, as applied in its financial reporting. The Audit Committee has received and reviewed the written disclosures from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’

communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company and its management. The Committee has determined that the services performed by BerryDunn are compatible with maintaining that firm’s independence in connection with serving as the Company’s independent auditors.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Submitted by the Union Bankshares, Inc. Audit Committee
Nancy C. Putnam (Chair)
Timothy W. Sargent
Gregory D. Sargent
Janet P. Spitler

EXECUTIVE OFFICERS
The following table sets forth certain information regarding the Company's current executive officers:

Name and Age	Position(s) with the Company and Subsidiary

David S. Silverman, 63	President, CEO and a Director of the Company and Union Morrisville, VT

Karyn J. Hale, 54	Vice President, Treasurer, and CFO of the Company and Executive Vice President of Union Bank Morrisville, VT

Additional information about the business background, experience and qualifications of Ms. Hale is set forth below, and such information pertaining to Mr. Silverman is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Director and Nominee Qualifications.”
Karyn Hale joined Union Bank in 2005 as a project specialist and moved into the role of Finance Officer in 2008 until she assumed the role as Chief Financial Officer (CFO) and Treasurer of the Company and Union on April 1, 2014. She became a Senior Vice President of Union on May 21, 2014 and was promoted to Executive Vice President on December 31, 2019. Ms. Hale's responsibilities include oversight of accounting, internal controls, treasury, taxation, regulatory reporting, asset/liability management, audit/exam processes, shareholder relations, human resources and serving on the senior management team. Ms. Hale is the Chair of the Company's Disclosure Control Committee and Union's Asset Liability Committee. Prior to joining the Company and Union, Ms. Hale worked in public accounting with A. M. Peisch & Company for twelve years. She graduated from St. Michael's College with a Bachelors of Science degree in Accounting and is a Certified Public Accountant. Her membership affiliations include the American Institute of Certified Public Accountants, the Vermont Society of CPAs, the Financial Managers Society. Ms. Hale is currently serving on the Board of Directors of Evernorth, (f/k/a Housing Vermont) is the Chair of its Finance Committee, and a member of its Executive Committee. She also serves on the Board of Directors for the Vermont Economic Development Authority (VEDA) and is a member of its Audit and Executive Committees. Ms. Hale is a past member of the St. Johnsbury Development Fund and of the Members Advisory Panel of the Federal Home Loan Bank of Boston.

COMPENSATION COMMITTEE REPORT
The Compensation Committee (the “Committee”) of the Board of Directors of Union Bankshares, Inc. (the “Company”) is made up of four nonemployee directors, Dawn D. Bugbee (Chair), Cornelius (Neil) J. Van Dyke, Joel S. Bourassa and Janet P. Spitler, all of whom served on the Committee throughout 2023. Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the

NASDAQ Stock Market, taking into consideration all relevant factors under applicable NASDAQ rules, including compensation earned by Committee members in fulfilling their duties, any other fees paid by the Company to the Committee members, any other affiliation with the Company or Union Bank (“Union”), and all other factors specifically relevant to determining whether a Committee member has a relationship to the Company which is material to his or her ability to discharge his or her duties as a member of the Committee in a manner independent from management.
This Compensation Committee Report discusses the compensation awarded to, earned by or paid to the Company’s named executive officers (the “NEOs”) listed in the 2023 Summary Compensation Table elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION.” This report also describes the objectives of our executive compensation program for 2023, our risk management goals and practices, and how the most recent shareholder advisory “say-on-pay” vote in 2022 affected our executive compensation decision-making. For 2023, the Company’s NEOs were: David S. Silverman, President and CEO; and Karyn J. Hale, Vice President, Treasurer and Chief Financial Officer. Each of our NEOs also served as an executive officer of Union throughout 2023.

Executive Summary
The objectives of our compensation program are to develop a total executive compensation package with the purpose of attracting, retaining and motivating talented members of senior management to help us achieve the Company’s business goals and objectives. To achieve these objectives, the Compensation Committee regularly reviews and modifies our compensation and incentive programs to ensure they advance these core objectives. We assess our program from the perspective of our shareholders and regulators, considering best practices and making changes as appropriate.

Our Executive Compensation Program
Our compensation program and philosophy for executive officers was developed by the Compensation Committee and is subject to annual review and approval by our Board of Directors, most recently in March 2024. The objectives of our executive compensation program are to: (1) attract, retain and motivate talented members of senior management; (2) provide a competitive total compensation and benefits package; (3) reward superior performance while appropriately balancing short and long-term performance and incentives consistent with prudent risk management goals and practices; and (4) align management interests with those of the Company’s shareholders, with the ultimate goal of enhancing overall shareholder value.
To meet our executive compensation objectives, our program is designed to provide: (1) base salary; (2) short-term cash incentives; (3) long-term incentives (equity grants); and (4) executive benefits. The Compensation Committee may from time to time retain the services of compensation consultants to assist the Committee in its duties. Input may also be sought from the CEO, CFO, Human Resources Officer and others as needed to ensure the Committee has the information and perspectives it needs to carry out its duties.
As part of a bi-annual process, in 2022 the Compensation Committee retained the services of McLagan, part of the Rewards Solutions practice at AON, an independent consulting firm specializing in executive and Board compensation. McLagan benchmarked the salary, short-term cash incentive and long-term equity plans for fifteen distinct senior officer positions of the Bank, including the two NEOs. Recommendations were then provided with regard to salary levels, short-term incentive plan design and target payouts, and long-term equity plan design and target awards. Current salary survey data specific to banking continues to be utilized for benchmarking compensation.
The Compensation Committee will continue to review, evaluate, and revise our compensation program as appropriate to meet the Company’s desired objectives and adhere to changing regulations and emerging corporate best practices.
No changes were made with regard to our compensation practices in 2023, with the exception of a discretionary adjustment to our short-term incentive compensation plan for 2023. The Compensation Committee and Board of Directors agreed to waive the incentive plan trigger of attaining 90% of budgeted net income for 2023. The interest rate environment changed dramatically in 2023 compared to assumptions utilized in setting the short term incentive plan trigger. The Committee and Board of Directors agreed that these changes were outside of the control of management. There were no other discretionary adjustments made to the 2023 short term incentive plan and for 2024 no design changes have been made with this plan other than normal and customary plan metric changes designed to reflect our annual business goals for 2024. There were no discretionary adjustments made for the long term incentive compensation plan for 2023, and for 2024 no design changes have been made with this incentive compensation plan other than normal and customary plan metric changes designed to reflect our annual business goals for 2024.

Risk Oversight of Compensation Programs
The Compensation Committee strives to ensure our executive compensation program is designed to appropriately balance risk by utilizing short and long-term performance goals and incentives, consistent with prudent risk management goals and practices.
In establishing the overall compensation program for employees, including the executive officers, the Compensation Committee and the Board are mindful of the potential implications for enterprise risk management. The Committee and Board believe that the Company’s compensation practices, which for executives are heavily weighted to fixed salary, do not create material adverse risks to the Company because they do not encourage excessive risk-taking. In addition, the short-term incentive program is focused solely on Bank-wide performance, which encourages overall achievement of annual goals rather than individual or business line performance, and includes a recoupment provision which discourages inappropriate risk-taking that might lead to improper financial reporting.

Effect of 2022 Advisory Vote on NEO Compensation
At our 2022 annual meeting, our shareholders cast a non-binding advisory vote on our executive compensation (a “say-on-pay proposal”), with 97.5% of the shares represented and entitled to vote at the meeting cast in support of the compensation paid to our NEOs. The Compensation Committee believes this affirms our shareholders’ support of the Company’s executive compensation program, and as such we have not significantly changed our approach to executive compensation. A "say-on-frequency" advisory vote is held every six years, regarding the shareholders' preference on whether to hold say-on-pay advisory votes every one, two or three years. Our most recent say-on-frequency vote was held at the 2019 Annual Meeting of Shareholders, at which 81.3% of the shares represented and entitled to vote were cast in a non-binding advisory vote to approve a frequency of three years for future nonbinding say-on-pay votes. Accordingly, our next say-on-pay and say-on-frequency advisory votes will occur no later than at the Company’s 2025 annual shareholder meeting. The Compensation Committee and Board will continue to consider the outcome of our say-on-pay votes, regulatory changes and emerging best practices when making future recommendations regarding compensation for the Company’s NEOs.

Impact of Accounting and Tax Consequences on the Form of Compensation
The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the Company’s compensation plans or programs.

Submitted by the Compensation Committee
Dawn D. Bugbee, Chair
Joel S. Bourassa
Janet P. Spitler
Cornelius (Neil) J. Van Dyke

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation that was paid or accrued for each of our named executive officers (NEOs) during each of the two most recent fiscal years:
2023 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

David S. Silverman, President and CEO	2023	$460,000	$115,000	$64,990	$73,702	$713,692
	2022	$437,000	$109,250	$172,003	$70,760	$789,013

Karyn J. Hale, EVP, CFO and Treasurer	2023	$260,000	$52,000	$24,489	$31,800	$368,289
	2022	$230,000	$46,000	$60,352	$28,191	$364,543
____________________
(1)Includes current voluntary deferrals by certain of the NEOs under the Company’s 2020 Amended and Restated Executive Nonqualified Excess Plan and Union’s 401(k) plan.
(2)Represents contingent awards of restricted stock units (RSUs) granted under the 2014 Equity Incentive Plan (LTIP), pursuant to the terms of the 2023 and 2022 Equity Award Summaries, respectively, assuming achievement of target-level performance in the applicable plan year and disregarding (i) the effect of potential forfeitures, and actual performance results for the applicable periods. Based on actual 2023 performance attained under the provisions of the plan at the 100th percentile level and a closing price of $28.87 per share on February 7,2024 as reported on the NASDAQ Stock Market, awards of RSUs were made to our NEOs for 2023 services, as follows: Mr. Silverman, 4,980 shares ($143,773); and Ms. Hale, 2,251 shares ($64,986). Based on actual 2022 performance attained under the provisions of the plan at the 100th percentile level and a closing price of $26.90 per share on February 8, 2023 as reported on the NASDAQ Stock Market, final awards of RSUs were made to our NEOs for 2022 services as follows: Mr. Silverman, 5,077 shares ($136,571) and Ms. Hale, 2,137shares ($57,485).
(3)All amounts shown were earned under the Company’s Short-Term Incentive Performance Plan (STIPP) with respect to 2023 and 2022 services and performance, respectively, but paid during the first quarter of the following year.
(4)Includes Union match on 401(k) plan salary deferrals, safe harbor contributions and the profit-sharing contribution attributable to services rendered in the specified year but paid in the following year. In 2023 and 2022, respectively, for Mr. Silverman these amounts were: match of $9,900 and $10,383, safe harbor contribution of $9,900 and $10,394, and profit-sharing contribution of $13,865 and $12,688. In 2023 and 2022, respectively, for Ms. Hale these amounts were: match of $9,267 and $8,397, safe harbor contribution of $9,267 and $8,397,and profit-sharing contribution of $13,266 and $11,397. For Mr. Silverman, also includes (i) Company contributions under Mr. Silverman's Supplemental Retirement Plan of $ 27,537 and $25,645 for the 2023 and 2022 plan years, respectively and (ii) Company director’s fees of $12,500 for 2023 and $11,650 for 2022 paid in cash. Mr. Silverman does not receive equity compensation for serving as a director of Company, nor does he receive any separate compensation for serving as a director of Union Bank or on its Advisory Boards.

Short-Term Incentive Performance Plan
Annually, the Board, on a discretionary basis, may choose to offer incentive compensation under the Union Bank Short Term Incentive Performance Plan (the “STIPP”) by establishing annual performance and award targets for a designated performance period, which has generally been the calendar year. Financial results utilized in establishing performance targets and calculating awards are based on performance of Union Bank only, not the consolidated results of the Company. In February 2023, upon recommendation of the Compensation Committee, the Board adopted 2023 performance criteria and bonus opportunities under the STIPP.
Participants in the STIPP are designated each year by the Union Board, upon recommendation of the Compensation Committee. The NEOs were included as designated participants in the STIPP for 2023 and 2022.
The objectives of our STIPP are to recognize and reward achievement of Union’s annual business goals, motivate and reward superior performance, attract and retain key talent needed to grow the franchise, maintain competitiveness within our market, and ensure that incentives are appropriately risk-balanced. Rewards under the STIPP represent variable compensation that must be earned based upon performance by the Company’s subsidiary, Union Bank.
Our annual performance goals for the incentive plan are based on budget projections, which are typically presented by the CEO to the Compensation Committee during the first quarter of the year. Once the Compensation Committee finalizes and preliminarily approves the performance goals, the goals are presented to the Board of Directors for final approval. The following details the framework of the 2023 STIPP and related performance results:
Incentive Opportunity: Each participant had a target award (expressed as a percentage of earned base salary during the fiscal year) and range that defined the incentive opportunity. For 2023, the target for the CEO was 30.0% of base salary, and 20% of base salary for the other NEO. Actual STIPP awards vary based on individual and Union Bank actual performance during the year and may range from 0% of target (not achieving threshold performance for a goal) to 150% of target for meeting or exceeding stretch performance.
Performance Measures: As originally approved, in order for the 2023 STIPP to activate, attainment of 90% of budgeted 2023 annual net income of Union (as defined above) was required. Additionally, eligible participants, including the NEOs, are expected to achieve in aggregate a rating of “fully meets expectations” or greater for his or her most recent annual performance evaluation. The awards for all NEOs were based upon achieving budgeted targets (on a bank-only basis) with respect to net income, efficiency ratio, loan growth and loan quality (defined as the actual expense of loan charge-offs plus net other real estate owned write-downs, less loan recoveries), deposit growth (defined as gross deposits less purchased brokered deposits) and our return on average assets relative to that of a peer group of New England banks and thrifts between $750 million and $2.0 billion in assets, as compiled and published by S&P Global, Inc. (fka SNL Financial LLC). Minimum (threshold), target and maximum (stretch) levels of performance were defined for the 2023 STIPP and are summarized in the table below. No awards are paid for performance below threshold for a particular performance measure. Payouts for each performance goal are based upon actual performance between threshold to target and between target and stretch levels, and are awarded on a linear slope basis across the payout levels from Threshold (50% payout) to Target (100% payout), and from Target to Stretch (150% payout), subject to the exercise of discretion by the Committee. As discussed in the Compensation Committee Report set forth elsewhere in this proxy statement, the Committee and Board of Directors exercised discretion in activating the plan despite the net income of Union for the year ended December 31, 2023 less than 90% of budgeted net income.
2023 STIPP performance measures, their relative weights, and the plan performance results for Mr. Silverman, and Ms. Hale were as follows:

Performance Measure	Weighting	Threshold (Minimum) Goal (1) Funds 50% of target award	Target Goal (1) Funds 100% of target award	Stretch (Maximum) Goal (1) Funds 150% of target award	2023 Union Actual Result (1)	Payout Allocation (0-150% of target opportunity)
Relative One-Year ROAA	20%	70th Percentile	80th Percentile	90th Percentile	79.41th Percentile	97.05%
Net Income	25%	$12,668	$14,076	$15,483	$12,134	0%
Efficiency Ratio (2)	10%	68.90%	67.90%	66.90%	71.84%	0%
Loan Growth	15%	$74,172	$87,261	$100,350	$83,220	84.56%
Deposit Growth	20%	$108,566	$127,724	$146,883	$(16,591)	0%
Loan Quality	10%	$500	$400	$300	$3	150%
	Total Actual Weighted Average Percentage of Target Opportunity =					47.09%
____________________
(1)Dollars in thousands.
(2)The ratio of noninterest expense to tax equivalent net interest income and noninterest income, excluding securities gains and losses.

Based upon the actual performance results summarized above, the table below shows the actual incentive cash payouts (as a dollar amount and percentage of base salary) for each of the NEOs.

		2023 Annual Incentive Target Opportunity		2023 Annual Incentive Actual Awards
Executive	Title	Amount (1)	% of Base Salary	Amount (1)	% of Base Salary*
David S. Silverman	President and CEO	$138,000	30%	$64,990	14.13%
Karyn J. Hale	EVP, CFO and Treasurer	$52,000	20%	$24,489	9.42%
____________________
(1)Calculated as a percentage of earned base salary.

Outstanding Equity Awards
The following table shows outstanding equity awards to our NEOs at December 31, 2023. As of that date, outstanding equity awards consisted solely of RSUs to be settled in stock which were granted under the 2014 Equity Incentive Plan, as amended.

Outstanding Equity Awards at December 31, 2023
	Stock Awards
Name	Number of Shares or Units that have not Vested (#) (1)	Market Value of Shares or Units that have not Vested ($) (2)
David S. Silverman	3,422	$104,884

Karyn J. Hale	1,441	$44,167
____________________
(1)Represents outstanding awards of RSUs at December 31, 2023. All unvested RSUs are to be settled in common stock on a one-to-one basis upon expiration of the applicable vesting period. For Mr. Silverman, includes 2,745 RSUs that will vest on December 15, 2024; and 677 RSUs that will vest on December 13, 2025. For Ms. Hale, includes 1,156 RSUs that will vest on December 15, 2024; and 285 RSUs that will vest on December 13, 2025.
(2)Represents the closing price of $30.65 for the Company's common stock on December 31, 2023, as reported on the NASDAQ Stock Market, multiplied by the number of unvested shares underlying the outstanding unvested RSUs.

Equity Compensation - Long-Term Equity Incentive Plan
The Company's long-term equity incentive compensation plan is the Union Bankshares, Inc. 2014 Equity Incentive Plan, as amended by the shareholders in 2022 (the “LTIP”), which is administered by the Compensation Committee. The primary purpose of the LTIP is to link senior management compensation more closely to corporate performance and increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. Eligible participants consist of only nonemployee directors, executive vice presidents and senior vice presidents of the Company or Union who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee and approved by the Company’s Board.
In February, 2023, the Compensation Committee recommended and the Board approved the terms of the annual plan design for contingent equity compensation awards under the LTIP to fourteen Union Bank senior officers including the two NEOs. Those terms included a threshold regulatory rating condition for Union as well as individual and Union performance metrics and time-based vesting conditions, which are described in a 2023 Equity Award Summary (the “Summary”) summarized below. During 2023, Union met the threshold trigger for 2023 awards of achieving satisfactory results from its most recent safety and soundness regulatory examination. Additionally, each of the participants, including the two NEOs, achieved the required performance evaluation rating during 2023 of “fully meets expectations.”
Awards of time-based RSUs subject to time-based vesting conditions (“TBRSUs”) and performance-based RSUs subject to both time-based and performance-based vesting conditions (PBRSUs”) were approved on February 7, 2024 by the Compensation Committee and Board for all eligible participants. The narrative below recognizes the nature of the equity awards for the eligible participants, including Mr. Silverman and Ms. Hale.
The number of common shares underlying the TBRSUs awarded for 2023 services was determined by dividing the dollar value of the participant’s award at the target level by the closing price of the Company’s common stock on February 7, 2024, as reported on the NASDAQ Stock Market, with fractional shares rounded up to the next whole share. The actual number of common shares underlying the PBRSUs awarded for 2023 services was determined by the Compensation Committee during the first quarter of 2024, based on Union’s actual performance in 2023 compared to the specified 2023 performance measures (described below) and on the closing price of the Company’s common stock on February 7, 2024, as reported on the NASDAQ Stock Market, with fractional shares rounded up to the next whole share. Prior to vesting, TBRSUs and PBRSUs do not earn dividends or dividend equivalents, nor do they bear any voting rights. The Compensation Committee and the Board chose to award stock-settled RSUs since this type of equity grant helps to create a long-term ownership focus and alignment with shareholders while also serving as a powerful retention feature for our top executives.
Notwithstanding anything to the contrary in the Summary, individual award certificates, or the LTIP, the RSU awards are intended to be exempt from, or to comply with, Code Section 409A, and to be administered and interpreted accordingly, in a manner consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A.
Incentive Opportunity: The CEO’s aggregate TBRSU and PBRSU target award opportunity for 2023 was 25% of base salary, for Union Bank’s five executive officers the target opportunity was 20% of base salary, and for the Bank’s eight senior officers the target opportunity was 10% of base salary, with 50% allocated to TBRSUs and 50% to PBRSUs. So long as Union attained the plan trigger and individual performance ratings were met, TBRSU awards of 12.5% of base salary for the CEO, and 10.0% for the other NEO would be earned, with vesting of one-third of the TBRSU award on December 15, 2024, December 13, 2025 and December 15, 2026. Additionally, the target awards for PBRSUs of 12.5% of base salary for the CEO and 10.0% for the other NEO would be granted only if the specified 2023 performance measure at the target level were satisfied. The actual PBRSU award for 2023 services could have ranged from 0% for not achieving the threshold performance goal, to 18.75% of the base salary for the CEO and 15% for the other NEO for meeting or exceeding the stretch performance goal, with vesting over two years, approximately one-half per year, on December 15, 2024 and December 13, 2025.
2023 Performance Measure and Actual Results: The performance measure for the 2023 PBRSU provisional award compared the Company’s three-year average ROAE on a bank-only basis to that of a peer group of New England banks and thrifts with assets from $750 million to $2.0 billion, as compiled and published by S&P Global, Inc. (f/k/a SNL Financial LLC). Union and peer group data used for calculating 2023 PBRSU provisional awards were as of December 31, 2023, 2022 and 2021.
In order for eligible senior officers to be awarded PBRSUs, Union had to attain a minimum ROAE of the 85th percentile for the three year measurement period. The target goal would be attained if Union’s three-year ROAE was at the 90th percentile of all banks and thrifts in the designated peer group. The stretch goal would be attained if Union’s three-year ROAE was at or above the 95th percentile of the peer group.

The 2023 PBRSU threshold, target and stretch performance measures for Mr. Silverman and Ms. Hale, and Union’s actual results versus the peer group were as follows:

Performance Measure	Threshold (Minimum) Goal Funds 50% of target award	Target Goal (1) Funds 100% of target award	Stretch (Maximum) Goal (1) Funds 150% of target award	2023 Union Actual Results (2)	2023 Union Payout Allocation (0-150% of target opportunity)
Relative Three-Year ROAE	85th Percentile	90th Percentile	95th Percentile	100th Percentile	150%
____________________
(1)Goal expressed as a percentile of the designated peer group.

The table below summarizes the target opportunity and the aggregate equity incentive awards (TBRSUs and PBRSUs), with respect to 2023 performance and is based upon the actual performance results (exceeding stretch) for each of the NEOs expressed as a dollar amount and percentage of base salary:

		2023 Equity Incentive Target Opportunity		2023 Equity Incentive Awards (1)
Executive	Title	Amount (2)	% of Base Salary	Amount	% of Base Salary
David S. Silverman	President and CEO	$115,000	25%	$143,773	31.25%
Karyn J. Hale	EVP, CFO and Treasurer	$52,000	20%	$64,986	25.00%
____________________
(1)All 2023 equity incentive awards are subject to time based vesting conditions and other plan provisions in future years.
(2)Represents the dollar amount of contingent awards of restricted stock units (RSUs) granted under the LTIP, pursuant to the terms of the 2023 Equity Award Summary, assuming achievement of target-level performance in 2023, disregarding the effect of potential forfeitures. Calculated as a percentage of base salary.

Under the provisions of the 2023 Equity Award Summary and based on a closing price of $28.87 per share for the Company’s common stock on February 7, 2024 as reported on the NASDAQ Stock Market, for services rendered in 2023, the NEOs were awarded RSUs to be settled in shares of the Company’s common stock as follows:

Executive	Title	PBRSUs	TBRSUs	Total RSUs
David S. Silverman	President and CEO	2,988	1,992	4,980
Karyn J. Hale	EVP, CFO and Treasurer	1,351	901	2,252

Calculation of the number of PBRSUs in the above table reflects Union attaining the maximum performance goal of 150% of the target award (or better) by achieving the 100th percentile of three-year ROAE relative to a peer group of New England banks and thrifts.

The vesting of RSU awards for the NEOs during 2023 are summarized in the following table:

Stock Vested
	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David S. Silverman	4,594	$138,279
Karyn J. Hale	1,936	$58,274
____________________
(1)Represents the number of shares acquired on vesting of RSU awards under the LTIP pursuant to the 2020, 2021 and 2022 Equity Award Summaries. Value based on the closing price of $30.10 for the Company’s common stock on the December 15, 2023 vesting date, as reported on the NASDAQ Stock Market.

Stock Retention Requirement: The Compensation Committee believes that Union’s executive officers should maintain a material personal financial stake in the Company to promote a long-term perspective in managing the Company and to better align shareholder and executive interests. Therefore, the terms of the outstanding awards under the LTIP require executive officers to retain ownership of 25% of their after tax vested share awards until termination of employment or retirement from Union. If an executive experiences personal economic hardship, the Compensation Committee has the authority to decide whether the holding period requirements will be waived in whole or in part for that particular award or if the executive will be allowed to sell more shares than the holding period requirements would otherwise permit.

Deferred Compensation Plans and Supplemental Executive Retirement Plan
Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. One of these plans, the 2008 Amended and Restated Nonqualified Deferred Compensation Plan was frozen in 1998 to new participants and in 2004 to additional deferrals. Additional information about that plan is contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS - Directors’ Compensation.”
The Company's Executive Nonqualified Excess Plan, as amended and restated in 2020 (the “2020 Excess Plan”) is a defined contribution plan that permits participating officers and Directors to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form. The plan does not provide for above market or preferential earnings on deferrals. Promised benefits under the plan are general unsecured obligations of the Company and/or the Bank, as no assets of the Company or the Bank have been segregated to meet the payment obligations under the plan. However, the Company and the Bank have jointly purchased life insurance and mutual funds to fund substantially all of the anticipated benefit payments.
In addition to voluntary deferrals made by Mr. Silverman, under the provisions of the 2020 Excess Plan and a related Supplemental Executive Retirement Plan (SERP) Agreement entered into between the Bank and Mr. Silverman on March 1, 2020, a Company contribution in the amount of $27,537 was made in March 2024 to Mr. Silverman’s plan account. The SERP is intended to replace some of the benefits lost by Mr. Silverman under federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like 401(k) plans. Benefits lost include not receiving the full amount of a Company match, safe harbor contribution or profit sharing contribution on total salary plus cash bonus earned due to maximum compensation restrictions for benefit calculation purposes. Ms. Hale was not covered under a SERP in 2023.

The following table summarizes voluntary deferrals under the 2020 Excess Plan during 2023, earnings/(losses) during 2023 on accumulated deferrals and the aggregate balance of the accrued benefit as of December 31, 2023, for Mr. Silverman and Ms. Hale, and for Mr. Silverman, also discloses the amount of the Company's contribution under his SERP for 2023 services.

Executive Nonqualified Excess Plan and Serp
Name	Executive Contributions in 2023 (1)	Company Contributions in 2023 (2)	Aggregate Earnings in 2023	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2023
David S. Silverman	$32,076	$27,537	$104,638	$0	$916,640
Karyn J. Hale	$10,314	$0	$25,363	$26,213	$88,925
____________________
(1)The amount reported as deferred in this table is included in the NEO’s salary reported in the 2023 Summary Compensation Table.
(2)Contributed pursuant to Mr. Silverman's SERP in March 2024 with respect to the 2023 plan year and included in "All Other Compensation" in the 2023 Summary Compensation Table. Ms. Hale does not participate in the SERP.

Defined Contribution Retirement Savings (401(k)) Plan
Union maintains a contributory, tax qualified Employee Savings 401(k) and Profit-Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan also provides for matching contributions by Union, in the sole discretion of Union's Board of Directors. During 2023 and 2022, Union made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. The plan also provided during 2023 and 2022 for a non-discretionary 3% safe harbor contribution for the account of each participant. Union made a 3% discretionary profit-sharing contribution for the account of each eligible employee with respect to each of the 2023 and 2022 plan years, with funds actually contributed in February of the following year. Nondiscretionary safe harbor contributions, discretionary matching contributions and discretionary profit-sharing contributions made for the account of the two executive officers named in the 2023 Summary Compensation Table are included in the table under “All Other Compensation.”

Perquisites and Other Personal Benefits
The Company does not generally provide its executive officers with perquisites or other personal benefits such as club memberships, financial planning assistance, tax preparation, living allowances, commuting expenses, or similar benefits not described in this proxy statement. However, the Company does provide a Company-owned vehicle to Mr. Silverman and pays related energy and maintenance charges. The Company also pays the expenses of the executive officers and their spouses in connection with attendance at certain banking-related functions, such as bankers’ association conferences.

Health and Welfare Benefits
The Company offers the same health and welfare benefits to all salaried and non-salaried employees, although benefits may vary depending on whether the employee is employed full-time or part-time. These benefits include health insurance, group life insurance, short-term disability insurance, long-term disability insurance, education benefits and paid time off.

Split Dollar Life Insurance
Union’s group life insurance plan has a stated benefit of three times annual salary, subject to a maximum benefit limit of $300,000. Due to this benefit cap, those employees (including the two NEOs) whose salary exceeds $100,000 do not receive a group life insurance benefit equal to three times their annual salary. Accordingly, Union entered into split-dollar life insurance agreements with certain officers, including the two NEOs, which provide that a portion of the death benefit on a life insurance policy owned by Union will be paid to the executive’s beneficiary if the NEO dies while employed with Union. The agreements expire upon termination of employment. The amount of the additional death benefit under the split-dollar life insurance arrangement is $800,000 for Mr. Silverman and $400,000 for Ms. Hale. The split-dollar life insurance benefit is in addition to the group life insurance coverage generally available to Union’s employees.

Change in Control Agreements
In August, 2021, each of our NEOs entered into amended and restated change in control agreements with the Company. These agreements contain terms and conditions customarily found in change in control agreements for executives holding comparable positions, including automatic annual one-year extensions of these agreements unless written notification of non-continuance is provided in accordance with the terms of the agreements. No severance is payable unless there is an involuntary termination within 12 months (24 months in the case of our CEO) after a change in control (as defined in such agreements), or in some circumstances, within six months before a change in control. If the executive officer is terminated without “cause” (as defined in such agreements) or the executive officer resigns for “good reason” (as defined in such agreements) within the designated period the executive will be entitled to receive a lump sum payment of 100% of the executive’s annual base salary (200% of base salary in the case of our CEO) plus 100% of the executive’s bonus (short-term incentive) amount (200% in the case of our CEO), plus an amount equal to the employer contributions made by the Bank or its Affiliates under the Bank’s 401(k) and profit sharing plan for the account of the executive with respect to the last completed plan year immediately prior to the change in control, including any employer matching contributions, “safe harbor” contributions and profit sharing contributions and under any SERP for the benefit of the executive. The Bank is also required to continue to provide to the executive (and the executive's dependents, if applicable), at the Bank’s sole expense, the same level of medical, dental, vision and prescription drug insurance benefits upon substantially the same terms and conditions (including contributions required by the NEO, if any, for such benefits) as existed immediately prior to the executive's date of termination for a period of 12 months following the date of separation (24 months in the case of our CEO). In addition, the Bank is required to provide outplacement services to the terminated NEO. Any equity-based awards (whether to be settled in cash or stock) held by the NEOs under any equity-based plan of the Company, including any outstanding awards under the Company’s LTIP, or any successor equity-based plans, will be governed by the provisions of the respective plan.
Payment of benefits under the Agreements is subject to execution by the NEO of a waiver and release of claims. The Agreements also contain non-disparagement, confidentiality, non-competition and non-solicitation covenants binding on the NEO following termination of employment and payment of the contractual change in control benefits. There are no tax “gross up” provisions in the agreements.

Potential Payments upon Change in Control: The following table summarizes payments and benefits that would have been payable to each of our two NEOs under their Change in Control Agreements, assuming that their employment had terminated on December 31, 2023, and that such termination occurred within the applicable period following a change in control of the Company or Union (24 months for the CEO and 12 months for the other NEO, or in some circumstances within 6 months prior to a change in control, as defined). For purposes of this table, the effective date of termination is assumed to be December 31, 2023. The closing market price of our common stock on December 31, 2023 was $30.65, as reported on the NASDAQ Stock Market.

Potential Payments Upon Change in Control
Form of Compensation (1) (2)	No Discharge - Change in Control Related	Discharge without Cause or Resignation with Good Reason - Change in Control Related (3)
David S. Silverman
Base Salary and Bonus	$0	$1,049,980
Medical, Dental, Vision and Prescription Benefits	$0	$42,770
401(k) contributions	$0	$33,665
SERP contribution	$0	$27,537
Accelerated vesting of equity awards (2)	$0	$257,521
Total	$0	$1,411,473
Karyn J. Hale
Base Salary and Bonus	$0	$284,489
Medical, Dental, Vision and Prescription Benefits	$0	$31,919
401(k) contributions	$0	$31,800
Accelerated vesting of equity awards (2)	$0	$113,160
Total	$0	$461,368
____________________
(1)The amounts shown in the table are for illustrative purposes only, and are equal to two times the eligible compensation for the CEO and one times the eligible compensation for the other NEO paid in 2023.
(2)Assumes that RSU awards under the LTIP become fully vested upon a change in control pursuant to the Board’s exercise of discretion under the LTIP. Value of awards in this chart assumes termination of employment during the second half of the performance period and achieving the performance level as actually achieved at December 31, 2023. Includes unvested RSUs awarded in 2021, 2022 and 2023.
(3)“Good reason” is defined in the Agreements to mean, among other things, a material diminution of responsibility or salary; a change in location of more than 50 miles from the executive’s current location; or the inability of Union to perform its obligations under the agreement. “Cause” means, among other things, illegal acts, gross misconduct or the executive’s failure to perform in any material respect their obligations under the Agreement.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on:(4) Total Shareholder Return ("TSR") ($)	Net Income ($ millions)
2023	713,692	771,291	368,289	388,959	138.58	11.3
2022	789,013	755,860	364,565	350,609	102.37	12.6
2021	740,688	782,425	315,333	329,757	121.03	13.2
____________________
(1)David S. Silverman served as our PEO throughout each year presented. The individuals comprising the Non-PEO NEOs for purposes of the calculations in the table for each year presented are listed below.

2021	2022-2023
Karyn J. Hale	Karyn J. Hale
Jeffery G. Coslett
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of SEC Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments pertaining to equity compensation, as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts pertaining to equity compensation for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	713,692	(115,000)	172,599	771,291
2022	789,013	(109,250)	76,097	755,860
2021	740,688	(104,505)	146,242	782,425

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	368,289	(52,000)	72,670	388,959
2022	364,565	(46,022)	32,066	350,609
2021	315,333	(40,013)	54,437	329,757
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	88,180	3,618	66,220	14,581	172,599
2022	55,583	(3,632)	40,723	(16,577)	76,097
2021	77,976	1,830	60,038	6,398	146,242

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for PEO ($)
2023	37,118	1,527	27,873	6,152	72,670
2022	23,410	(1,542)	17,150	(6,952)	32,066
2021	29,159	645	22,439	2,194	54,437
(4)The Company TSR assumes $100 was invested in the Company’s common stock for the period starting December 31, 2020 through the end of the listed year and assumes reinvestment of dividends. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return ("TSR")
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company's cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid ($ Thousands)
900
800
700
600
500
400
300
200
100
0
TSR (FYE 2020 indexed to $100)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$100.00
$121.03
$102.37
$138.58
782
330
756
351
771
389
2020
2021
2022
2023
Fiscal Year
David S. Silverman Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Union Bankshares, Inc. TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Thousands)
900
800
700
600
500
400
300
200
100
0
Net Income ($ Millions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
13.2
12.6
11.3
782
330
756
351
771
389
2021
2022
2023
Fiscal Year
David S. Silverman Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Union Bankshares, Inc. Net Income

PROPOSAL 2
APPROVAL OF THE UNION BANKSHARES, INC.
2024 EQUITY INCENTIVE PLAN

On March 20, 2024, upon recommendation of the Compensation Committee, our Board of directors adopted the Union Bankshares, Inc. 2024 Equity Incentive Plan (the “2024 Equity Plan” or the “Plan”), subject to shareholder approval at the annual meeting. If approved, the 2024 Equity Plan will replace the Union Bankshares, Inc. 2014 Equity Incentive Plan (the "2014 Equity Plan"), which expires in May, and would apply to awards granted on or after the date of the Annual Meeting.
Among the factors the Compensation Committee and Board considered in assessing the advisability of adopting the Plan were the importance of maintaining equity as a component of our overall compensation program and the continued appropriateness of equity compensation within the context of our overall compensation philosophy, as well as the advice of our independent compensation consultants, Aon, PLC, on matters of compensation practices and plan design.
A summary of the material features of the 2024 Equity Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2024 Equity Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2024 Equity Plan
Purpose. The primary purpose of the 2024 Equity Plan is to promote our Company’s success by linking the personal interests of our officers and nonemployee directors to those of our shareholders, and by providing participants with an incentive for outstanding performance. The Compensation Committee and Board believe that the 2024 Equity Plan will help the Company attract, retain and motivate officers, nonemployee directors and prospective officer-employees by providing a means for them to share in the long-term growth and profitability of the Company and encouraging them to acquire a proprietary stake in the Company.
Administration. The 2024 Equity Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2024 Equity Plan; and make all other decisions, interpretations, and determinations that may be necessary or appropriate under the Plan. In its discretion, the full Board of Directors may at any time administer the Plan in lieu of the Committee. If it does so, it will have all the powers of the Committee described in the Plan and in this summary description of the Plan.
Eligibility. As with the 2014 Equity Incentive Plan, the 2024 Equity Plan permits the grant of awards to officers of the Company and its affiliates, as selected by the Committee from time to time in its discretion, as well as awards to nonemployee directors of the Company and its affiliates, subject in each case to limitations on individual awards. As of March 20, 2024, the number of eligible persons was approximately 55, including 8 nonemployee directors of the Company and/or Union Bank. The number of eligible persons may increase over time based upon future growth of the Company and Union Bank. Not all persons eligible for participation in the Plan will receive awards, as the selection of grantees from time to time is within the discretion of the Committee.
The Plan also permits the Committee to grant awards to prospective officer-employees. The Board believes that this authority will provide desirable flexibility in recruiting top executive talent.
Types of Awards. The 2024 Equity Plan authorizes the granting of awards in any of the following forms:
•Options - options to purchase shares of the Company's common stock, which may be options designed to qualify as incentive stock options ("ISOs") under Section 422 of the U.S. tax code (the "Code") or may be options not so qualified ("Non-Qualified Options"). ISOs may not be awarded to nonemployee directors.
•Restricted Stock - shares of the Company’s common stock that are subject to such vesting conditions as are determined by the Committee and specified in the award certificate, which may include, for example, time-based or performance based vesting conditions. Generally, a participant will have full voting and dividend rights as to unvested shares during the restriction period. Restricted stock will be forfeited and canceled to the extent the specified vesting conditions are not met.
•Restricted Stock Units ("RSUs") - the right to receive shares of the Company’s common stock (or an equivalent value in cash or other property, as determined by the Committee and specified in the award certificate) in the future, subject to such vesting conditions as are determined by the Committee and as specified in the award certificate which may include, for example, time-based or performance based vesting conditions. Unlike shares of restricted stock, RSUs do not represent issued shares. Accordingly, the participant does not have voting or dividend rights with respect to an award of RSUs. However, in the Committee’s discretion, an award of RSUs may include an award of dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property as the Committee may determine) equal to any dividends paid on the number of shares of stock underlying the award.
The Plan does not provide for cash-based awards, other than RSUs to be settled in cash, dividends on restricted stock and dividend equivalents on restricted stock units. The Company’s Short Term Incentive Performance Plan, which provides for performance-based cash incentive awards, is described elsewhere in this proxy statement under the caption “EXECUTIVE COMPENSATION - Short Term Incentive Performance Plan.”
Shares Available for Awards. Subject to adjustment as provided in the 2024 Equity Plan (see “Adjustments” below), the aggregate number of shares of our common stock that would be reserved and available for issuance pursuant to awards granted under the Plan is 250,000. There are currently 69,135 shares remaining available for issuance under the 2014 Equity Plan. However, no further grants will be made under that plan, which expires in May of this year. Under the 2024 Equity Plan, shares covered by an award will be counted against the maximum number of remaining shares authorized at the time the award is granted. The Plan provides that the following shares will not be counted against the maximum number of shares authorized: (i) shares covered by an award that is terminated by expiration, forfeiture or cancellation; (ii) shares tendered by participants as full or partial payment of the exercise price of stock options, (iii) shares underlying a restricted stock unit grant settled in cash; and (iv) shares withheld by reason of net-settlement upon exercise of an option; and (v) shares withheld by or remitted to the Company to satisfy a participant’s tax withholding obligations relating to an award. In addition, substitute awards issued to the optionees of an entity acquired by the Company would not be counted against the Plan’s share authorization. The total number of shares that may be issued under the Plan upon exercise of ISOs may not exceed 50,000. Except for the foregoing aggregate limitation with respect to ISOs, the Committee has discretion to utilize all 250,000 authorized shares for grants of any single type of award, but the aggregate of all awards may not exceed 250,000 shares, subject to the foregoing rules on share availability.

Dilution not Material. Potential stockholder dilution from the 2024 Equity Plan would not be material. Assuming all 250,000 shares were to be issued, based on our common stock outstanding as of the record date for the annual meeting (4,519,388 shares), the resulting dilution would be 5.53%.

Limitations on Individual Awards. The maximum number of shares of common stock subject to awards that may be granted under the 2024 Equity Plan in any calendar year to any one person (including any nonemployee director) is as follows:

Options	10,000
Restricted stock	10,000
Restricted stock units	10,000

Vesting Conditions; Performance Goals. In its discretion, the Committee may condition vesting of an award on such criteria as it deems appropriate, including continued service requirements and attainment of specified performance goals. Performance goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.
Term of Awards. The exercise period of stock options will be as determined at the discretion of the Compensation Committee at the date of grant but may not exceed ten (10) years. The expiration (vesting) terms of awards of restricted stock and RSUs will be determined at the discretion of the Committee at the time of the grant.
Limitations on Transfer; Beneficiaries. No unvested or unexercised award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an ISO) pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, as is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
Treatment of Awards upon a Death or Disability: Unless otherwise provided in an award certificate under limitations relating to incentive stock options, if a participant’s service terminates by reason of death or disability:
•all of such participant’s outstanding stock options will become fully vested and remain exercisable until (i) in the case of death, until the expiration date of the option, and (ii) in the case of disability, the earlier of the expiration date of the original term of the option or twelve months;
•all time-based vesting restrictions on outstanding awards will lapse; and
•the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a prorata basis, based on the time elapsed prior to the date of termination.
Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or in a separate agreement with a participant:
•upon the occurrence of a change in control of the Company (as defined in the Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board of Directors:
◦all outstanding stock options will become exercisable;
◦all time-based vesting restrictions on outstanding awards will lapse; and
◦all outstanding performance-based awards will vest based on target level or actual performance and the awards will payout on a pro-rata basis, based on the time elapsed during the performance period prior to the change in control; and
•with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, the terms of such assumption, conversion or substitution shall be as determined by the Committee in its discretion, and without the consent of the Participant.
•if a payment under an award agreement is subject to Code Section 409A and if the Change in Control definition contained in this Plan or in an award agreement or other agreement with the participant does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section shall be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.
Acceleration upon Certain Other Events. The Committee may in its sole discretion at any time determine that, upon the termination of service of a participant, or the occurrence of a Change in Control, all or a portion of such participant’s stock options shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the participant’s outstanding awards of restricted stock or RSUs shall lapse, and/or that any performance-based criteria with respect to any awards held by that participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee need not treat all participants uniformly in exercising such discretion.
Adjustments. If the Company effects an internal reorganization, recapitalization or similar corporate transaction that causes the value of a share or the Company’s common stock to change, such as a stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend, the total share authorization and annual grant limitations under the Plan, as well as the number of shares and exercise price (if any) under outstanding awards, will be adjusted proportionately up or down, and the Committee will have the discretion to make such other adjustments to the Plan and outstanding awards as it deems necessary to preserve the benefits or potential benefits of the awards.
No Discounted Options. Stock options may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.
No Repricing or “Evergreen” Provisions, or Tax “Gross Ups.”. Outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company's stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the stockholders.
There are no “evergreen” features under which shares authorized for issuance pursuant to the Plan would be automatically replenished.
The Plan does not provide for any tax “gross-ups” or similar payments or reimbursements to defray a participant's tax liability associated with the issuance of awards.
Termination and Amendment.
Plan. Our Board of Directors or the Committee may, at any time and from time to time, terminate or amend the 2024 Equity Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board of Directors or the Committee may condition any Plan amendment on the approval of the stockholders for any other reason. No termination or amendment of the 2024 Equity Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.
Outstanding Awards. In its discretion, the Committee may provide in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, including termination of employment, violation of material Company policies or other conduct detrimental to the business or reputation of the Company. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding stock option may not be reduced, directly or indirectly, and the original term of a stock option may not be extended.
Plan Term. Unless extended by amendment approved by the stockholders, the Plan will expire ten (10) years from its effective date. The Plan will become effective on the date it is approved by the stockholders.

Certain Federal Income Tax Consequences
Non-Qualified Stock Options. Generally, no taxable income is recognized by the optionee upon the grant of a Non-Qualified Option under the 2024 Equity Plan, nor will the Company be entitled to a deduction at that time. When the optionee exercises a Non-Qualified Option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive Stock Options. A participant will not recognize income, and the Company will not be allowed a tax deduction, if upon the grant of an incentive stock option is granted. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction at that time. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
Restricted Stock. Unless a participant makes an election under Code Section 83(b) to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount he or she paid for the stock, if any), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less the amount paid for the stock, if any) and the Company will be allowed a corresponding federal income tax deduction at that time. However, if the stock fails to vest for any reason and is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election. If a Section 83(b) election is made, dividends paid on the restricted stock will be taxed at dividend rates rather than as ordinary income.
Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less the amount he or she paid for the stock or property, if any) and the Company will be allowed a corresponding federal income tax deduction at that time. Dividend equivalents paid to a participant with respect to restricted stock units will be taxed to the participant as ordinary income.
Code Section 409A. Awards under the 2024 Equity Plan are intended to be exempt from, or to comply with, Internal Revenue Code Section 409A, and the terms of the Plan and awards are to be interpreted accordingly. Nevertheless, the Company does not provide a guaranty to any participant that an award will be exempt from, or comply with, Section 409A.

Tax Withholding. The Company or any affiliate has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2024 Equity Plan.
New Plan Benefits to Named Executive Officers and Others. If the stockholders approve the 2024 Equity Plan, awards will be made at the discretion of the Committee. Therefore, except as disclosed below with respect to estimated potential grants under consideration for 2025, to be based on 2024 performance, it is not possible at this time to determine the benefits or amounts that may be received by the Company’s executive officers and other participants under the Plan in the future.

Although no final decision has yet been made, should the 2024 Equity Plan be approved by the stockholders at the annual meeting, the Committee is considering potential equity grants (i) to nonemployee directors during 2024 (subject to vesting) for services during the one year term that will expire at the 2025 annual meeting and (ii) to employee participants in 2025 with respect to 2024 services, in the form of RSUs pertaining to a total of approximately 18,207 shares of common stock. Certain additional information regarding these potential grants is provided in the table below.

Name or Group	Title	Dollar Value ($)	Number of RSUs
David S. Silverman	President and CEO	$118,450	3,871
Karyn J. Hale	EVP, CFO and Treasurer	53,560	1,751
Section 16 Officers		214,267	7,006
Other Officers of the Company		75,398	2,467
Non-employee Directors (1)		95,227	3,112
		$556,902	18,207
____________________
(1)Number of potential RSUs is estimated solely for purposes of this table. Dollar value is based on the estimated number of potential RSUs, multiplied by the closing price of the Company’s common stock on March 22 2024, as reported on the NASDAQ Stock Market. RSUs do not have an exercise price and are settled without payment of consideration.

Additional information

The table below presents information on the 2014 Equity Plan (currently the Company's only equity compensation plan) at December 31, 2023 as required under SEC disclosure rules:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a) (1)	(b) (2)	(c) (3)

Equity compensation plans approved by security holders	16,313	$—	69,135
Equity compensation plans not approved by security holders	—	—	—

Total	16,313	$—	69,135
____________________
(1)Represents shares issuable under the 2014 Equity Plan upon vesting of outstanding restricted stock units (“RSUs”) granted under the 2014 Equity Plan, as amended, and includes RSUs for which performance conditions have been satisfied but which are also subject to time-based vesting conditions.
(2)There were no outstanding stock options; RSUs not included as they do not include an exercise price.
(3)All of such shares are available for issuance pursuant to future awards under the 2014 Equity Plan, as amended, prior to the Plan's termination date of May 19, 2024.

Vote Required to Approve Proposal 2
Approval of the 2024 Equity Plan will require that more votes be cast "FOR" then "AGAINST" the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee and ratification by the shareholders, the independent registered public accounting firm of BerryDunn was engaged to serve as the Company's independent accountants to audit the Company's consolidated financial statements for the year ended December 31, 2023.
BerryDunn has advised the Audit Committee that they are independent accountants with respect to the Company within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. A representative of BerryDunn is expected to be present at the annual meeting. He will have the opportunity to make a statement if he so desires, and he is expected to be available to respond to appropriate questions.
The Audit Committee has appointed BerryDunn to serve as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2024, and to perform such other appropriate accounting services as may be required. Although not required by law, consistent with evolving corporate practices the Board has determined that it is desirable to request shareholder ratification of the appointment. The Audit Committee has not determined what action it will take if the shareholders do not ratify the appointment of BerryDunn. In such event, the Committee could decide to continue to retain the services of BerryDunn for 2024 and consider a change in auditors for 2025. Moreover, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.
BerryDunn has audited the Company's consolidated financial statements for the last 15 calendar years and has audited the controls over financial reporting for the years ended December 31, 2014 through 2019 and the years ended December 31, 2022 and 2023.

Audit Fees
Aggregate fees billed for professional services rendered to the Company by BerryDunn for the years ended December 31, 2023 and 2022, are detailed in the table below.

	BerryDunn
Services Provided	2023	2022
Audit	$218,710	$199,110
Tax	17,600	16,300
Audit and Tax Consulting	19,380	7,552
Total	$255,690	$222,962
Audit fees in both years were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K, audits of internal controls over financial reporting, and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q filed with the SEC.
Tax fees in both years were for services related to tax compliance, including the preparation of tax returns, review of estimates, and tax advice.
Audit and tax consulting fees in both years related to consulting and planning services including the implementation of the accounting pronouncement regarding accounting for current credit losses (CECL) which became effective for the Company in 2023 and implementation of tax law changes. 2023 fees included internal control consulting related to moving to an outsourced IT environment.

Audit Committee Preapproval Guidelines
All audit and nonaudit services provided by the registered independent accounting firm during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and nonaudit services by the Company's external auditors. Under these Guidelines, the Audit Committee preapproves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.
In order to ensure timely review and approval, the Audit Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

Vote Required to Approve Proposal 3
Ratification of the appointment of BerryDunn as the Company's independent auditors for 2024 will require that more votes be cast “FOR” than “AGAINST” the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS

Bylaw Requirements for Shareholder Nominations and Other Proposals
A shareholder of record may nominate an individual for election as a director or present other matters for action from the floor at the annual meeting, subject to compliance with the procedures specified in Section 2.4 of the Company’s Amended and Restated Bylaws, which require the shareholder to provide timely advance written notice and specified information to the Company. In order for a shareholder to make a nomination or propose other business from the floor at the 2025 annual meeting, which is expected to be held on May 21, 2025, the shareholder must provide to the Company advance written notice of the proposed nomination or other business, containing all of the information specified in Section 2.4 of the Bylaws, no earlier than January 16, 2025 and no later than February 17, 2025.
The required notice and information should be sent within the specified deadlines to the attention of the Corporate Secretary, Union Bankshares, Inc., 20 Lower Main Street, Morrisville, VT 05661. The notice must include the following information about the shareholder and any beneficial owner on whose behalf the shareholder is acting: (i) name and address, (ii) number of shares of the Company’s capital stock beneficially owned, directly or indirectly, and (iii) any material pecuniary or other interest in the business or nomination to be proposed, as well as any material pecuniary or other interest of any of the respective affiliates or associates of the shareholder or of any beneficial owner on whose behalf the shareholder is acting.

In addition, with respect to any director nomination, the shareholder must provide all of the same information that would be required under SEC Regulation 14A for the solicitation of proxies for the election of such nominee, including without limitation (i) name and age, (ii) description of the individual’s business background for the past five years, (iii) any arrangement between the nominee and any other person pursuant to which the individual is to be nominated for election to the Board, and (iv) a written consent of the nominee to serve as a director if properly nominated and elected. With respect to other proposals, the shareholder must submit a detailed description of the business to be brought before the meeting and the reasons for conducting such business at the meeting.
The above description is merely a brief summary of the applicable provisions which does not purport to be complete, and is qualified in its entirety by reference to the full text of Section 2.4 of the Bylaws. The Company’s Amended and Restated Bylaws are contained in Exhibit 99.1 to the Company’s current report on Form 8-K, filed with the SEC on March 18, 2021, and are available on the SEC’s website at https://www.sec.gov/edgar.shtml. A shareholder may also request a copy of the bylaws by contacting the Assistant Corporate Secretary at Union Bankshares, Inc., 20 Lower Main Street, Morrisville, VT 05661.
The above process, which is governed by the Company’s Bylaws, is in addition to, and separate from (i) the process contained elsewhere in this proxy statement under the caption “PROPOSAL 1: TO ELECT DIRECTORS—Shareholder Recommendations for Board Nominations” for submitting names of possible director nominees for consideration by the Nominating and Corporate Governance Committee; and (ii) the process described immediately below under “Inclusion of Shareholder Proposals in Company Proxy Materials,” which is governed by SEC rules and which has an earlier notification deadline.

Inclusion of Shareholder Proposals in Company Proxy Materials
If a shareholder seeks to have a proposal included in the Company’s proxy materials for the 2025 annual meeting, there is a separate process from that described above, with an earlier notification deadline. That process is governed by SEC rules, and not by the Company’s Bylaws. The SEC process does not apply to shareholder nominations for election of directors, which are not eligible for inclusion in the Company’s proxy statement. In order to be considered for inclusion in the Company’s proxy material for the 2025 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company not later than December 4, 2024, and must comply in all respects with applicable rules and regulations of the SEC relating to such inclusion, including rules governing shareholder eligibility and appropriate subject matter. Any such proposal will be omitted from or included in the Company’s proxy materials at the discretion of the Board of Directors, subject to such rules and regulations. Proponents must also provide any additional information required under section 2.4 of the Bylaws, as described above.

Use of Discretionary Authority Conveyed in the Proxy
Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2025 annual meeting, as described above under "Bylaw Requirements for Shareholder Nominations and Other Proposals," our Amended and Restated Bylaws require the shareholder-proponent to furnish written notice to the Company of the proposal no later than February 17, 2025. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

OTHER MATTERS
As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the accompanying proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

APPENDIX A
UNION BANKSHARES, INC.
2024 EQUITY INCENTIVE PLAN - TABLE OF CONTENTS

ARTICLE 1		PURPOSE	A-3
	1.1	General	A-3
ARTICLE 2		DEFINITIONS	A-3
	2.1	Definitions	A-3
ARTICLE 3		EFFECTIVE TERM OF PLAN	A-6
	3.1	Effective Date	A-6
	3.2	Termination of Plan	A-6
ARTICLE 4		ADMINISTRATION	A-6
	4.1	Committee	A-6
	4.2	Action and Interpretations by the Committee	A-6
	4.3	Authority of Committee	A-7
	4.4	Award Certificates	A-7
	4.5	Indemnification	A-7
ARTICLE 5		SHARES SUBJECT TO THE PLAN	A-7
	5.1	Number of Shares	A-7
	5.2	Share Counting	A-7
	5.3	Stock Distributed	A-8
	5.4	Limitation on Awards	A-8
ARTICLE 6		ELIGIBILITY	A-8
	6.1	General	A-8
	6.2	Special Rule for Incentive Stock Options	A-8
ARTICLE 7		STOCK OPTIONS	A-8
	7.1	General	A-8
	7.2	Incentive Stock Options	A-9
ARTICLE 8		RESTRICTED STOCK and RESTRICTED STOCK UNITS	A-9
	8.1	Grant of Restricted Stock and Restricted Stock Units	A-9
	8.2	Issuance and Restrictions	A-10
	8.3	Dividends on Restricted Stock	A-10
	8.4	Grant of Dividend Equivalents	A-10
	8.5	Restrictions on Transfer	A-10
	8.6	Termination and Forfeiture	A-10
	8.7	Delivery of Restricted Stock	A-10
ARTICLE 9		PERFORMANCE AWARDS	A-10
	9.1	Grant of Performance Awards	A-10
	9.2	Performance Goals	A-11
	9.3	Certification of Performance Goals	A-11
ARTICLE 10		PROVISIONS APPLICABLE TO AWARDS	A-11
	10.1	Term of Award	A-11
	10.2	Form of Payment for Awards	A-11
	10.3	Limitations on Transfer	A-11
	10.4	Beneficiaries	A-11
	10.5	Stock Trading Restrictions	A-12
	10.6	Acceleration upon Death or Disability	A-12
	10.7	Effect of a Change in Control	A-12
	10.8	Acceleration for Other Reasons	A-13
	10.9	Forfeiture Events; Recoupment	A-13

	10.10	Substitute Awards	A-13
ARTICLE 11		CHANGES IN CAPITAL STRUCTURE	A-13
	11.1	Mandatory Adjustments	A-13
	11.2	Discretionary Adjustments	A-14
	11.3	General	A-14
ARTICLE 12		AMENDMENT, MODIFICATION AND TERMINATION	A-14
	12.1	Amendment, Modification and Termination	A-14
	12.2	Modification of Outstanding Awards	A-14
	12.3	Compliance Amendments	A-15
ARTICLE 13		GENERAL PROVISIONS	A-15
	13.1	No Enlargement of Rights	A-15
	13.2	Withholding	A-15
	13.3	Special Provisions Related to Code Section 409A	A-15
	13.4	Unfunded Status of Awards	A-16
	13.5	Relationship to Other Benefits	A-16
	13.6	Expenses	A-16
	13.7	Titles and Headings	A-16
	13.8	Gender and Number	A-16
	13.9	Fractional Shares	A-16
	13.10	No Liability of Company	A-16
	13.11	Governing Law	A-17
	13.12	Additional Provisions	A-17
	13.13	No Limitations on Rights of Company	A-17

UNION BANKSHARES, INC.
2024 Equity Incentive Plan

ARTICLE 1
PURPOSE

1.1GENERAL. The purpose of the Union Bankshares, Inc. 2024 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Union Bankshares, Inc. (the “Company”), by linking the personal interests of officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, hire and retain the services of officers and directors upon whose judgment, interest, and special effort the successful operation of the Company’s business is largely dependent. Accordingly, the Plan permits the grant of incentive Awards from time to time to selected officers, non-employee directors and certain prospective employees of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

•“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company, as determined by the Committee.
•“Award” means any Option, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted to a Participant under the Plan.
•“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual Award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other nonpaper Award Certificates, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.
•“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
•“Board” means the Board of Directors of the Company.
•“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance, change in control, or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance, change in control, or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any published Company or Affiliate personnel policy, code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company; or conviction of a felony or entering of a plea of nolo contendere to a felony. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Vermont law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.
•“Change in Control” , subject to Section 13.3 (b). means and includes the occurrence of any one of the following events:
(i)individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)if any Person, or group of Persons acting in concert, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company Voting Securities; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of any of the following acquisitions of Company Voting Securities: (A) by the Company or any Affiliate; (B) by any employee benefit plan or trust sponsored, maintained or created by the Company or any Affiliate; (C) by any underwriter temporarily holding Company Voting Securities pursuant to an offering of such securities; (D) by any beneficial owner whose increase in the percentage ownership of outstanding Company Voting Securities is as a result of a repurchase of securities by the Company; or (E) pursuant to a transaction in which Company Voting Securities are acquired from the Company in a transaction approved by a majority of the Incumbent Directors; or
(iii)consummation of a merger, consolidation share exchange or similar form of corporate transaction involving the Parent or a Subsidiary (a “Reorganization”), unless immediately following such Reorganization, all three of the following conditions are satisfied: (A) immediately following the consummation of the Reorganization more than fifty percent (50%) of the total voting power of the resulting corporation (the “Surviving Corporation”) or, if applicable, its ultimate parent corporation (the “Surviving Parent Corporation”) is held by Persons who were the holders of Company Voting Securities outstanding immediately prior to such Reorganization; (B) no person (other than any employee benefit plan or trust sponsored, maintained or created by the Surviving Corporation or the Surviving Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation); and (C) at least a majority of the members of the board of directors of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation) are individuals who were Incumbent Directors of the Company at the time of the Company Reorganization Board’s approval of the execution of the initial agreement providing for such Reorganization; or
(iv)consummation of the sale, directly or indirectly, of all or substantially all of the banking assets of the Company to an entity not owned or controlled (directly or indirectly) by the Company’s stockholders; or
(v)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
•“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
•“Committee” means the Compensation Committee of the Board.
•“Company” means Union Bankshares, Inc., a Vermont corporation, or any successor corporation.
•“Company Voting Securities” means securities of the Company eligible to vote in the election of directors of the Company.
•“Continuous Service” means the absence of any interruption or termination of service as an officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Services hall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates; or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate; or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.
•“Disability” of a Participant, subject to Section 13.3 (b), means any mental or physical condition with respect to which the grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the grantee from fulfilling his or her duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary “Disability” or “Disabled” shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer; or (iii) is determined to be totally disabled by the Social Security Administration. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Code Section 22(e)(3). Except to the extent prohibited (if applicable) by Code Section 409A, in the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.
•“Dividend Equivalent” means a right granted to a Participant under section 8.4 in conjunction with the grant of Restricted Stock Units.
•“Effective Date” has the meaning assigned such term in Section 3.1.
•“Eligible Person” means an officer or Non-employee director of the Company or any Affiliate, or any prospective employee of the Company or any Affiliate who will be an officer upon his or her date of hire.
•“Exchange” means The NASDAQ Stock Market or any other national securities exchange on which the Stock may from time to time be listed or traded.
•“Fair Market Value,” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A .
•“Full Value Award” means an Award of Restricted Stock or an Award of a Restricted Stock Unit which is or may be settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).
•“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in this Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the Participant within a reasonable time after the Grant Date.
•“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Code Section 422 or any successor provision.
•“Incumbent Directors” has the meaning specified above in the definition of “Change in Control.”
•“Independent Directors” means those members of the Board of Directors who qualify at any given time as (i) “independent” directors under Nasdaq Stock Market Rule 5605(a)(2), and (ii) “non-employee” directors under Rule 16b-3 of the 1934 Act,
•“Non-employee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.
•“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.
•“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
•“Parent” means a corporation, limited liability company, partnership or other entity which owns of record or beneficially a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Code Section 424(e).
•“Participant” means a person who, as an officer or director of the Company or any Affiliate, or as a prospective employee of the Company or an Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 10.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
•“Performance Award” means any Award granted under the Plan pursuant to Article 9.
• “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
•“Plan” means the Union Bankshares, Inc. 2024 Equity Incentive Plan, as amended from time to time.
•“Restricted Stock” means Stock granted to a Participant under Article 8 that is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.

•“Restricted Stock Unit” means a right granted to a Participant under Article 8 to receive shares of Stock (or the equivalent value in cash if the Committee so provides) in the future, which right is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.
•“Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company or an Affiliate, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.
•“Substitute Award” has the meaning assigned to such term in Section 10.10.
•“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 11.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 11.1.
•“Stock” means the $2.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 11.1.
•“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Code Section 424(f).
•“Surviving Entity” means the “Surviving Corporation” or the “Surviving Parent Corporation” (as such terms are defined in the definition of “Change in Control”), as the circumstances warrant.
•“1933 Act” means the federal Securities Act of 1933, as amended from time to time.
•“1934 Act” means the federal Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). No Award shall be made prior to the Effective Date.

3.2TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (i) adoption of this Plan by the Board, or (ii) the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1COMMITTEE. The Plan shall be administered by the Compensation Committee appointed by the Board, which shall consist of at least three directors, each of whom shall be an Independent Director. In its discretion, the Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, (i) only those members of the Board who qualify as Independent Directors shall participate in any determinations or votes relating to the administration of the Plan (including the granting of any Award); and (ii) the Board (acting through its Independent Directors) shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. The mere fact that a Committee member or Board member shall fail to qualify as an Independent Director or shall fail to abstain from any action in administering the Plan shall not invalidate any Award made hereunder which is otherwise validly made under the Plan. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan and any plan award are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s

independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3AUTHORITY OF COMMITTEE. Except as provided in Section 4.1, the Committee shall have the exclusive power, authority and discretion to administer the Plan, including the following authorities:
(a)Grant Awards;
(b)Designate Participants from among Eligible Persons;
(c)Determine the type or types of Awards to be granted to each Participant;
(d)Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;
(e)Determine the terms and conditions of any Award granted under the Plan;
(f)Prescribe the form of each Award Certificate, which need not be identical for each Participant;
(g)Decide all other matters that must be determined in connection with an Award;
(h)Allow participants to satisfy tax withholding obligations in a manner contemplated in Section 13.2.
(i)Establish, adopt, or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
(j)Make all other decisions, determinations and interpretations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan, including for purposes of resolving any inconsistency, or connecting any defect or omission in the Plan or any Award of Award Certificate; and
(k)Subject to Article 12, amend the Plan or any Award Certificate.

4.4AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

4.5INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or such indemnification is expressly prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 11.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 250,000.

5.2SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with the following provisions:
(a)To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.
(b)Shares subject to Awards settled in cash will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(c)Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.
(d)If the Participant pays the exercise price of an Option by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so delivered by the Participant shall be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.
(e)To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option shall be subtracted from the Plan share reserve.
(f)To the extent that the full number of Shares subject to an Award other than an Option is not issued or does not vest for any reason, including by reason of failure to achieve performance goals in whole or in part, only the number of Shares that have vested shall be subtracted from the Plan share reserve and any shares forfeited shall be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.
(g)Substitute Awards granted pursuant to Section 10.10 of the Plan shall not be subtracted from the Plan share reserve.

5.3SOURCE OF STOCK. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 11.1):

(a)Grants of Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any calendar year to any one eligible employee or prospective employee shall be 10,000.
(b)Grants of Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units granted under the Plan in any calendar year to any one Participant shall be 10,000.
(c)Exercise of Incentive Stock Options. The maximum aggregate number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan to all eligible employees shall be 50,000.
(d)Grants to Non-employee Directors. The maximum aggregate number of shares underlying Awards granted under the Plan in any calendar year to any one Non-employee Director shall be 10,000.

ARTICLE 6
ELIGIBILITY

6.1GENERAL. Awards may be granted only to Eligible Persons who are selected by the Committee from time to time.

6.2SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. Notwithstanding anything in this Plan to the contrary, Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or a Parent or Subsidiary as defined in Code Sections 424(e) and (f).

ARTICLE 7
STOCK OPTIONS

7.1GENERAL. Options granted under the Plan shall be in such form as the Committee may from time to time approve. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided, however, that the exercise price for any Option (other than an Option issued as a Substitute Award pursuant to Section 10.10) shall not be less than the Fair Market Value of the underlying stock as of the Grant Date. If the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to Participant, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.

(b)Prohibition on Repricing. Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.
(c)Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. If the Option is intended to qualify as an Incentive Stock Option under Code Section 422, the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limitation, it shall be deemed to constitute a Non-Qualified Stock Option.
(d)Exercise and Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. Any Shares surrendered or withheld in full or partial payment of the exercise price of an Option, or in payment of tax withholdings shall be valued at their Fair Market Value on the date of exercise.
(e)Exercise Term. No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date, provided, however, that if the Option is intended to qualify as an Incentive Stock Option and the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of such Option shall be no more than five (5) years from the Grant Date.
(f)No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
(g)No Dividends or Dividend Equivalents. No Option shall provide for Dividends or Dividend Equivalents.

7.2INCENTIVE STOCK OPTIONS.

(a)General. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Code Section 422. To the extent that an Option does not satisfy all of the requirements of Code Section 422, such Option shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted after March 20, 2034.
(b)Termination of Continuous Service. Without limiting the generality of the foregoing, an Incentive Stock Option shall be subject to the following provisions:
(i)Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the Option, but only within such period of time ending on the earlier of: (a) the date three (3) months following the termination of the Participant’s Continuous Service or (b) the Option expiration date.
(ii)Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.
(iii)Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Option, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the Participant’s termination of Continuous Service or (b) the Option expiration date.
(iv)Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance by the person designated to exercise the Option upon the Participant’s death during the time period ending on the Option expiration date, or such shorter period (if any) specified in the Award Certificate.
ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock and Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee in its discretion. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

8.2ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals, time-based vesting restrictions or otherwise, as the Committee determines at the time of the grant of the Award. Restricted Stock Awards granted hereunder are intended to comply with Code Section 83 and are intended to be exempt from the application of Code Section 409A. Except as otherwise provided herein or in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to any Award of the Restricted Stock, including voting rights, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are issued to the Participant in settlement of the Restricted Stock Units following satisfaction of any vesting and other conditions specified in the Award Certificate.

8.3DIVIDENDS ON RESTRICTED STOCK. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any cash or stock dividends paid thereon will be paid or distributed to the Participant when and as paid to the stockholders generally, and in no event later than the 15th day of the third month following the end of the calendar year in which the dividends are paid to stockholders.

8.4GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Awards of Restricted Stock Units granted hereunder, subject to such terms and conditions, including vesting, as may be determined by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award of Restricted Stock Units, as determined by the Committee. Dividend Equivalents shall vest and be distributed when and to the extent the underlying Restricted Stock Unit Award vests. The Committee may provide in the Award Certificate that prior to vesting, Dividend Equivalents shall accrue and be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the third month following the later of (i) the end of the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the end of the first calendar year during which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

8.5RESTRICTIONS ON TRANSFER. Neither Restricted Stock nor Restricted Stock Units may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the applicable restriction period.

8.6TERMINATION AND FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter or as otherwise provided in this Plan, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy applicable performance goals during the applicable restriction period, Restricted Stock and Restricted Stock Units that are at that time subject to such restrictions shall be forfeited. Any Restricted Stock forfeited by a Participant shall be redeemed and cancelled by the Company, without payment of consideration to the Participant, and the escrow agent shall be authorized to deliver the certificates representing such Shares to the Company for cancellation.

8.7DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company, an Affiliate or one or more employees of the Company or Affiliate) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. Unless otherwise determined by the Committee, the Participant shall deposit the certificates representing the Shares Awarded as Restricted Stock that have not yet vested, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Trust Department of Union Bank as the Company’s agent and such Shares shall be released from escrow and delivered to the Participant only upon authorization of the Committee upon vesting of the Shares. Certificates representing shares of Restricted Stock may bear such restrictive legends as the Committee deems appropriate.

ARTICLE 9
PERFORMANCE AWARDS

9.1GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are sometimes referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate.

9.2PERFORMANCE GOALS.
(a)Business Criteria. The Committee may condition the exercise or vesting of Awards on the attainment of performance goals. The Committee may establish such business criteria and other measures of performance, and may specify such period(s), for Awards as it may deem appropriate. Performance goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index, or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax laws or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.
(b)Adjustments. Pursuant to this Section 9.2, in certain circumstances the Committee may adjust performance measures under outstanding Awards; If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.
(c)Performance Award Subject to Recoupment. Performance Awards, whether or not vested, are subject to recoupment as contemplated in Section 10.9(b).

9.3CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Performance Award shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

10.1TERM OF AWARD. Subject to Section 7.1(e) with respect to Options, the term of each Award shall be for the period as determined by the Committee and specified in the applicable Award Certificate.

10.2FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

10.3LIMITATIONS ON TRANSFER. No right or interest of a Participant in any unexercised or unvested restricted Award may be assigned, transferred, pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Code Section 414(p)(1)(A) if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

10.4BENEFICIARIES. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a Participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

10.5STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

10.6ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate, or in Section 10.8 with respect to Awards of Restricted Stock and Restricted Stock Units, upon the termination of a person’s Continuous Service by reason of death or Disability:
(a)all of that Participant’s outstanding Options shall become fully exercisable, and shall thereafter remain exercisable for the applicable period specified in Section 7.2;
(b)all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse, and the Awards shall be deemed to vest as of the date of termination; and
(c)all performance criteria under all of that Participant’s outstanding performance-based Awards shall be deemed to have been satisfied as of the date of termination, as follows:
(i)if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and
(ii)if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and
(iii)in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.
To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

10.7EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 10.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any separate agreement with a Participant governing an Award.
(a)Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding Performance Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 13.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.
(b)Awards Assumed or Substituted by Surviving Entity. With respect to Awards to be assumed or substituted by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control, the terms of such assumption, conversion or substitution shall be as determined by the Committee in its discretion, and without the consent of the Participant. Without limiting the generality of the foregoing, for the purposes of this subsection 10.7

(b), the Committee may consider an Award to be considered assumed, converted or substituted on equitable terms if, among other things, following the Change in Control, the Award confers the right to purchase or receive, as the case may be, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Surviving Entity, the Committee may, with the consent of the Surviving Entity, provide for the consideration to be received upon the exercise of an Option or upon the vesting or settlement of a RSU or vesting of Restricted Stock, for each Share subject to such Award, to be solely common stock of the Surviving Entity equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.
(c)Effect of Code Section 409A. Notwithstanding anything in this Section 10.7 to the contrary, in accordance with Section 13.3 of this Plan, an Award is subject to Code Section 409A and if the Change in Control definition contained in this Plan or in an Award Agreement or other agreement with the Participant does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment or settlement of an amount that is otherwise accelerated under this Section shall be delayed until the earliest time that such payment or settlement would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

10.8ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Sections 10.6 or 10.7 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards of Restricted Stock or Restricted Stock Units shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. In exercising its discretion pursuant to this Section 10.8, the Committee may provide for nonuniform treatment among Participants (whether or not similarly situated) and among Awards granted to a Participant.

10.9FORFEITURE EVENTS; RECOUPMENT.
(a)Forfeiture. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.
(b)Recoupment.. Successor Awards (including Awards that have vested in accordance with the Award Certificate) shall be subject to the terms and conditions, if applicable, of the Company’s Clawback Policy as amended from time to time, or any successor recoupment policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards

10.10SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based Awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1MANDATORY ADJUSTMENTS. In the event of an internal reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend or similar extraordinary event affecting the Stock, the authorization limitations under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such event. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the performance goals or other measures to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limitations under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, the Shares then subject to each Award and the exercise price of each outstanding Option shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately. Any adjustment under this Section to the number of Shares subject to an Award may provide for the number of Shares to be rounded up or down to the next whole Share, as the Committee may determine in its discretion.

11.2DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, combination or exchange of shares), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

11.3GENERAL. Any discretionary adjustments made pursuant to this Article 11 shall be subject to the provisions of Section 12.2. To the extent that any adjustments made pursuant to this Article 11 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options .

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan; (ii) expand the types of Awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan; (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

12.2MODIFICATION OF OUTSTANDING AWARDS. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
(a)Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);
(b)The original term of an Option may not be extended without the prior approval of the stockholders of the Company;
(c)Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and
(d)No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment

(with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

12.3COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Sections 409A and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 12.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 13
GENERAL PROVISIONS

13.1NO ENLARGEMENT OF RIGHTS.
(a)No Participant or any Eligible Person shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Persons uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Persons who receive, or are eligible to receive, Awards (whether or not such Eligible Persons are similarly situated).
(b)Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
(c)Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 12, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.
(d)No Award shall be deemed to give a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

13.2WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding up to an amount based on the participant’s maximum individual tax rate (and not any greater amount), subject to any procedures the Committee may establish from time to time. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

13.3SPECIAL PROVISIONS RELATED TO CODE SECTION 409A.
(a)General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Code Section 409A. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers or employees (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b)Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Code Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.
(c)Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.
(d)Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):
(i)the amount of such nonexempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and
(ii)the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

13.4UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

13.5RELATIONSHIP TO OTHER BENEFITS. No Award under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

13.6EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.7TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.8GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.9FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

13.10NO LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, beneficiary or any other person as to: (a) the nonissuance or sale of Shares as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, beneficiary or other person including, without limitation, due to the receipt, vesting, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

13.11GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Vermont.

13.12ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.13NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to issue or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Union Bankshares, Inc. 2024 Equity Incentive Plan as adopted by the Board on March 20, 2024 and by the stockholders on _____________, 2024.

UNION BANKSHARES, INC.
By: __________________________________

Its: __________________________________

UNION BANKSHARES, INC.
20 LOWER MAIN STREET
P.O. BOX 667
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

MORRISVILLE, VT 05661
ATTN: KRISTY ADAMS ALFIERI

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V38772-P07488	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

UNION BANKSHARES, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors - To fix the number of Directors at nine, or such lesser number as circumstances require, and to elect the Nominees listed below. (All terms expire at the next annual meeting.)

	Nominees:		For	Withhold Authority	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
	1a.	Joel. S. Bourassa	☐	☐	2.	To approve the Union Bankshares, Inc. 2024 Equity Incentive Plan.	☐	☐	☐

	1b.	Dawn D. Bugbee	☐	☐

	1c.	Mary K. Parent	☐	☐	3.	To ratify the appointment of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC as the Company's external auditors for 2024.	☐	☐	☐

	1d.	Nancy C. Putnam	☐	☐

	1e.	Gregory D. Sargent	☐	☐

	1f.	Timothy W. Sargent	☐	☐
NOTE: This proxy conveys discretionary authority to vote in accordance with the recommendations of the Board of Directors on such other business as may properly come before the meeting or any adjournment thereof.

	1g.	David S. Silverman	☐	☐

	1h.	Janet P. Spitler	☐	☐

	1i.	Cornelius J. Van Dyke	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company, partnership, or other entity, please sign in full entity name by an authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.materials.proxyvote.com/905400.

V05922-P89777

REVOCABLE PROXY
UNION BANKSHARES, INC.

Annual Meeting of Shareholders
May 15, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Kristy Adams Alfieri and Karyn J. Hale, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held in person at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, VT 05656 on Wednesday, May 15, 2024 at 3:00 p.m., Eastern Time, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed and dated but no such direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and on any other matters in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side